Exhibit 99.1

JAMES KENNEY, et al., Plaintiffs, v. KEVIN A. PLANK, et al., Defendants.	* * * * * *	IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-18-003939

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement, dated May 7, 2025 (the “Stipulation”) is made and entered into by and among the following Settling Parties1 and through their respective counsel of record: (i) James Kenney, Shawn Luger, Anthony Viskovich, Robert Lowinger, William L. Robison, and Oscar Weller (collectively, the “State Plaintiffs”), plaintiffs in the consolidated derivative action captioned, Kenney v. Plank, et al., Lead Case No. 24-C-18-003939 (Balt. City Cir. Ct. Md.) (the “Consolidated State Derivative Action”), pending in the Circuit Court for Baltimore City, Maryland (the “Court”); (ii) Balraj Paul (the “Federal Plaintiff,” and with the State Plaintiffs, “Plaintiffs”), plaintiff in the consolidated stockholder derivative action captioned Paul v. Plank, et al., Nos. 1:18-cv-02239 (D. Md.) and 24-1144 (4th Cir.) (the “Federal Derivative Action”), currently on appeal in the United States Court of Appeals for the Fourth Circuit from the United States District Court for the District of Maryland (the “Federal Appeal,” and together with the Consolidated State Derivative Action and the Federal Derivative Action, the “Settling Actions”); (iii) individual defendants Kevin A. Plank, Brad Dickerson, George W. Bodenheimer, Douglas E. Coltharp, Jerri L. DeVard, Karen W. Katz, A.B. Krongard, Eric T. Olson, Harvey L. Sanders, Lawrence
1 All capitalized terms not otherwise defined are defined in Section V.1., below.

P. Molloy, Thomas J. Sippel, David E. Bergman, Mohamed A. El-Erian, Byron K. Adams, Jr., Patrik Frisk, Karl-Heinz Maurath, and William R. McDermott (collectively, the “Individual Defendants”); (iv) Sagamore Development Company, LLC (“Sagamore”); and (v) nominal defendant Under Armour, Inc. (“Under Armour” or the “Company,” and together with the Individual Defendants and Sagamore, “Defendants”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.
I.FACTUAL BACKGROUND AND RELEVANT PROCEEDINGS
A.Plaintiffs’ Allegations
Under Armour is a Maryland corporation with principal executive offices located in Baltimore, Maryland. Its stock trades on the New York Stock Exchange. Under Armour sells branded performance apparel, footwear, and accessories.
Plaintiffs claim that, from the third quarter of 2015 through the first half of 2017, certain current and former officers and directors of nominal defendant Under Armour breached fiduciary duties owed to the Company and its stockholders by making or permitting the publication of statements intended to create the impression that the strong demand that had fueled the Company’s extended streak of 20% year-over-year quarterly revenue growth through this period and would allow the Company to report similar growth for the foreseeable future. Plaintiffs allege the Individual Defendants knew when these statements were made that the impending bankruptcy of full-price retailer, The Sports Authority (“TSA”), would materially reduce sales, and that Under Armour had been relying on unsustainable sales practices to mask declining demand, including inducing full-price retailers to pull forward sales from future quarters into current quarters and selling excess inventory through low-margin discount retailers. Plaintiffs allege these tactics created revenue holes in future quarters and undercut future sales and margins by damaging relationships with full-price retailers. Plaintiffs allege that certain Individual Defendants acted on this non-public information, selling Under Armour stock for substantial profits before the combined impact of declining demand and unsustainable sales practices forced Under Armour early in 2017 to acknowledge slowing sales and then to reduce fiscal year 2017 revenue guidance in August 2017. On November 3, 2019, The Wall Street Journal reported that the U.S. Securities and Exchange Commission (“SEC”) was investigating the Company’s sales practices, and in July 2020, the SEC issued Wells Notices indicating that the Staff of the SEC had made a preliminary determination to recommend commencement of a civil action alleging violations of federal securities laws.
Plaintiffs contend Under Armour suffered substantial damages as a result of the Individual Defendants’ alleged misconduct, including the costs of defending and resolving the SEC investigation and a class action alleging violations of the federal securities laws (In re Under Armour Securities Litigation, No. 1:17-cv-00388 (D. Md.) (the “Securities Action”)), and reputational injuries that increased the Company’s costs of capital and debt, and reduced sales and margins.
As set forth in Section III below, Defendants vigorously dispute Plaintiffs’ allegations and contentions, deny any wrongdoing, and maintain that they acted in good faith, reasonably, and in compliance with all fiduciary and legal obligations in these matters.
B.The Consolidated State Derivative Action
On February 21, 2017, counsel for plaintiff Shawn Luger sent Under Armour’s Board of Directors (the “Board”) a litigation demand stating factual and legal allegations upon which certain of the foregoing claims are based. Plaintiff Luger demanded that the Board investigate and commence litigation, if necessary, to obtain redress from the Individual Defendants. In response, the Board formed a committee, which, with the assistance of its own counsel, investigated the allegations in plaintiff Luger’s demand. Following that investigation, the Board determined to refuse plaintiff Luger’s demand. On August 7, 2017, counsel for the Company notified plaintiff Luger’s counsel of the Board’s decision.
On April 28, 2017, counsel for plaintiff James Kenney sent the Board a litigation demand detailing factual and legal allegations upon which certain of the foregoing claims and damages are based, as well as an additional claim for corporate waste arising from the Company’s purchase of real estate from entities controlled by defendant Plank through defendant Sagamore (the “Real Estate Claims”). Plaintiff Kenney demanded that the Board investigate and commence litigation, if necessary, to secure redress from the Individual Defendants, and adopt a range of corporate governance measures designed to prevent recurrence of the alleged wrongdoing. Plaintiff Kenney’s demand was referred to the same Board committee that investigated the allegations in plaintiff Luger’s demand, and that committee, with the assistance of its own counsel, investigated the allegations in plaintiff Kenney’s demand. Following that investigation, the Board determined to refuse plaintiff Kenney’s demand. On November 10, 2017, counsel for the Company notified plaintiff Kenney’s counsel of the Board’s decision.
After exchanging correspondence with counsel for the Company regarding the bases for the Board’s decision to refuse his demand, on June 29, 2018, plaintiff Kenney filed a stockholder derivative complaint in this Court alleging that the Board had wrongfully refused his litigation demand, and asserting claims for breach of fiduciary duty, unjust enrichment, and waste on behalf of the Company against the Individual Defendants. On July 25, 2018, plaintiff Luger filed a complaint in this Court asserting similar allegations and claims. The cases were designated for inclusion in the Court’s Business and Technology Case Management Program and assigned to Judge Audrey J.S. Carrión. On October 19, 2018, the Court ordered the cases consolidated for all purposes under the caption, Kenney vs. Plank, et al., Case No.: 24-C-18-003939.
On November 9, 2018, pursuant to the stipulation of the parties, the Court appointed Robbins LLP (f.d.b.a., Robbins Arroyo LLP) as Lead Counsel for State Plaintiffs in the Consolidated State Derivative Action, responsible for coordinating State Plaintiffs’ activities, appearances, and notices, representing State Plaintiffs in connection with motions, discovery, pre- trial, and trial proceedings, and with authority to negotiate and enter into binding agreements with defense counsel. The Court’s order also adopted a schedule for the filing of a consolidated complaint and defendants’ response(s) thereto.
On December 10, 2018, State Plaintiffs filed their consolidated complaint (the “Consolidated Kenney Complaint”) and a motion to strike the Court’s notification of contemplated dismissal of defendant Olson, which was subsequently granted. The Consolidated Kenney Complaint asserted claims similar to those asserted in the demands sent by plaintiffs Luger and Kenney, including the Real Estate Claims.
On December 20, 2018, the parties filed a stipulation governing the schedule for briefing and hearing on defendants’ motion to stay the action, and then completed briefing on the contested motion. The Court heard argument, and, on March 29, 2019, ordered all proceedings stayed pending entry of final, non-appealable judgments in (1) the Securities Action, and (2) King v. Plank, et al., No. 18-cv-01264-GLR and Mioduszewski v. Plank, et al., 18-cv-01084-GLR, cases asserting claims similar to the Real Estate Claims asserted in the Kenney action. The order provided that the stay was subject to State Plaintiffs’ right to seek to lift the stay at any time for good cause shown based upon extraordinary and unforeseen developments.
On March 20, 2019, the King and Mioduszewski actions were consolidated. The defendants in the consolidated action moved to dismiss and, following briefing, the district court granted defendants’ motion to dismiss the consolidated action on March 30, 2020. No appeal was taken. On May 28, 2020, plaintiffs Kenney and Luger presented a joint litigation demand to the Board supplementing their allegations based on information that became public after their initial demands were presented and refused by the Board, including facts relating to the SEC investigation and additional facts disclosed in filings in the Securities Action (the “Kenney-Luger Demand”). In response, the Board formed a committee (the “Review Committee”), which, with the assistance of its own counsel, investigated the allegations in the Kenney-Luger Demand. Following that investigation, the Board determined to refuse the Kenney-Luger Demand. On November 17, 2020, counsel for the Company notified counsel for plaintiffs Luger and Kenney of the Board’s decision. On May 19, 2021, the parties entered into a confidentiality agreement pursuant to which the Company provided State Plaintiffs with copies of the investigation report prepared by the Review Committee.
In August and October 2020, two stockholder derivative actions were filed in this Court against several of the Individual Defendants, including claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint and/or the Kenney-Luger Demand. Sua sponte the Court ordered both actions consolidated with and into the lead case in the Consolidated State Derivative Action, subject to the consolidation, leadership, and other orders entered in the lead case.
In 2022, 2023, and 2024, Lead Counsel for State Plaintiffs filed a series of status reports providing updates on the related actions behind which the Consolidated State Derivative Action was stayed. State Plaintiffs reported that two of the actions, King v. Plank, et al., and Mioduszewski
v. Plank, et al., had been dismissed with prejudice in March 2020 and that the related Securities Action remained pending. The Consolidated State Derivative Action remained stayed under the terms of the Court’s stay order.
Following dismissal of the Federal Derivative Action (see infra), on October 27, 2023, plaintiffs Anthony Viskovich, Robert Lowinger, Oscar Weller, and William Robison, each of whom had been plaintiffs in the Federal Derivative Action prior to its dismissal, filed a stockholder derivative complaint in this Court captioned, Viskovich, et al. v. Plank, et al., Case No. 24-C-23- 004641 (“Viskovich State Action”). The complaint in the Viskovich State Action includes claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint and/or the Kenney-Luger Demand. The Viskovich State Action plaintiffs assert derivative standing on the ground that the Board wrongfully refused their litigation demands, based in part on the Board’s alleged failures to disclose the existence of the SEC’s investigation and to evaluate the implications of the SEC’s July 2020 Wells Notices.
On December 8, 2023, State Plaintiffs filed a status report advising the Court that Lead Counsel in the Consolidated State Derivative Action had met and conferred with counsel for the parties in Viskovich Action regarding the terms and conditions of a stipulation and proposed order consolidating the actions. On March 20, 2024, the Court approved the stipulation and entered an order consolidating the Viskovich Action with and into the Consolidated State Derivative Action, subject to the orders entered to date in the Consolidated State Derivative Action.
C.The Federal Derivative Action
On July 5, 2017, counsel for plaintiff Paul sent the Board a litigation demand setting forth factual and legal allegations upon which certain of plaintiff’s claims and damages are based. Plaintiff Paul demanded that the Board investigate and commence litigation, if necessary, to secure redress from the Individual Defendants, and adopt a range of corporate governance measures designed to prevent recurrence of the alleged wrongdoing. Plaintiff Paul’s demand was referred to the same Board committee that investigated the allegations in the original demands by plaintiffs

Luger and Kenney, and that committee, with the assistance of its own counsel, investigated the allegations. Following that investigation, the Board determined to refuse plaintiff Paul’s demand. On November 10, 2017, counsel for the Company notified plaintiff Paul’s counsel of the Board’s decision.
On July 23, 2018, plaintiff Paul commenced the Federal Derivative Action by filing a Verified Shareholder Derivative Complaint in the U.S. District Court for the District of Maryland (the “District Court”). Plaintiff Paul’s complaint asserted claims for breach of fiduciary duty and unjust enrichment against the Individual Defendants and included claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint. Plaintiff Paul alleged derivative standing on grounds that the Board had wrongfully refused his litigation demand. Pursuant to the parties’ stipulation, the District Court stayed the action pending developments in the related Securities Action.
While the Federal Derivative Action was stayed, The Wall Street Journal reported on November 3, 2019, that the SEC was investigating the Company’s sales practices, and in July 2020, the Company and two of its executives received Wells Notices. Plaintiff Paul then served a new litigation demand on the Board. Plaintiffs Viskovich, Lowinger, Weller, and Robison also sent similar litigation demands to the Board. These demands were all referred to the Review Committee, which, with the assistance of its own counsel, investigated the allegations. Following that investigation, the Board determined to refuse those demands. Counsel for the Company subsequently notified counsel to plaintiffs Paul, Viskovich, Lowinger, Weller, and Robison of the Board’s decision.
On November 20, 2020, Plaintiff Viskovich filed a shareholder derivative action in the District Court (the “Viskovich Federal Action”). In January 2021, the defendants in the Federal

Derivative Action moved to consolidate the Viskovich Federal Action, as well as two other related shareholder derivative actions, into the Federal Derivative Action. On January 27, 2021, the District Court granted the defendants’ motion.
On August 5, 2021, plaintiffs Paul and Viskovich jointly filed a motion seeking to file an amended complaint and to add Lowinger, Weller, and Robison as parties to the Federal Derivative Action. The District Court granted the motion on November 21, 2022, and the amended complaint was designated as the operative consolidated complaint (the “Consolidated Federal Complaint”) in the Federal Derivative Action on April 24, 2023.
On June 23, 2023, the defendants in the Federal Derivative Action filed a motion to dismiss the Consolidated Federal Complaint for failure to state a claim pursuant to Rules 23.1 and 12(b)(6), and for lack of subject matter jurisdiction under Rule 12(b)(1). The federal plaintiffs filed their opposition brief on August 22, 2023. On September 27, 2023, the District Court entered a dismissal order, which granted the defendants’ motion to dismiss for lack of subject matter jurisdiction and dismissed the claims in the Federal Derivative Action without prejudice.
Following this dismissal, plaintiffs Viskovich, Lowinger, Weller, and Robison filed the Viskovich State Action (as described above), which was subsequently consolidated into the Consolidated State Derivative Action.
On October 11, 2023, plaintiff Paul filed a Motion for Reconsideration or Leave to Amend seeking reconsideration of the dismissal of the Federal Derivative Action, or in the alternative, to grant leave to file an amended complaint. Following briefing on the reconsideration motion, the District Court entered an order denying the motion.
On February 7, 2024, plaintiff Paul filed the Federal Appeal. Briefing was complete as of July 22, 2024, and the Federal Appeal remains pending. On February 20, 2025, the parties to the

Federal Appeal filed a motion with the appellate court jointly requesting a stay of the Federal Appeal, pending settlement proceedings in this Court. On April 10, 2025, the appellate court granted the parties’ motion to stay, and the Federal Appeal is being held in abeyance.
D.Settlement Negotiations
In June 2024, the Settling Parties began exploratory discussions regarding the possibility of scheduling a global mediation facilitated by Hon. Layn Phillips (Ret.) of Phillips ADR Enterprises (the “Mediator”), who had successfully mediated the negotiations that resulted in the settlement of the Securities Action.
During the summer and fall of 2024, the Settling Parties worked through issues relating to the merits, disagreements regarding mediation format and timing, and complex insurance coverage questions before agreeing to participate in a formal in-person mediation session. Counsel for the Settling Parties caucused jointly and separately with the Mediator and his team in telephonic and video conferences, and exchanged confidential documents and other information bearing on the merits, damages, and insurance issues. Counsel for Plaintiffs reviewed and evaluated the relevant insurance policies and the coverage positions taken by the primary and excess insurers. The Mediator facilitated numerous discussions regarding the implications of the insurance policy exclusions, coverage limits, and positions taken by the various insurers for the range of potential settlement frameworks, including moderating direct discussions between Plaintiffs’ Counsel and Under Armour’s insurance counsel. While significant challenges remained following those exchanges, the Settling Parties agreed that sufficient progress had been made to warrant scheduling an in-person mediation session on October 28, 2024.
On October 4, 2024, Plaintiffs conveyed a superseding global settlement demand to defense counsel and the Mediator that provided a comprehensive summary of the alleged factual bases for Plaintiffs’ claims and alleged damages, and proposed a settlement framework centering on monetary and non-monetary consideration.
On October 18, 2024, the Settling Parties exchanged detailed mediation statements addressing the facts and law bearing on the claims, damages, and anticipated defenses. In response to a request from the Mediator, in the days leading up to the New York mediation, the Plaintiffs and Defendants each submitted proposed settlement term sheets covering material deal points. On October 25, 2024, Plaintiffs conveyed to Defendants a series of corporate governance reforms that they proposed to be implemented at Under Armour in connection with a settlement of the Settling Actions.
On October 28, 2024, representatives of the Settling Parties attended an in-person mediation session in New York City. Throughout the day and into the evening, the Settling Parties met in joint and separate sessions facilitated by the Mediator. The Settling Parties did not reach a settlement but agreed that enough progress had been made to warrant continuing settlement negotiations facilitated by the Mediator.
Over the next two and one-half months, under the auspices of the Mediator, counsel for the Settling Parties continued their negotiations, exchanging additional confidential information, evolving settlement frameworks, and numerous written proposals and counter-proposals.
On January 18, 2025, the negotiations culminated in the execution of a term sheet (the “Term Sheet”) memorializing the material substantive terms of an agreement in principle to resolve the Settling Actions. The terms of the Term Sheet include, among other things: (i) that the Company, on behalf of Defendants, shall cause payment of funds from the Individual Defendants’ insurance carriers to the Company in the amount of $8,900,000.00; (ii) that the Board and the Company shall implement the package of corporate governance enhancements (“Enhancements”)

set forth in Exhibit A attached hereto, including the adoption of a Disclosure Committee Charter in the form attached hereto as Exhibit A-1; and (iii) reciprocal general releases.
Thereafter, the Settling Parties negotiated and reached agreement upon the formal operative terms of the Settlement as set forth in this Stipulation.
E.Fee and Expense Award Negotiations
After executing the Term Sheet, with the Mediator’s assistance, counsel for the Settling Parties commenced arm’s-length negotiations to determine the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits. Following a series of written and telephonic exchanges, the Mediator issued a double- blind mediator’s recommendation that Plaintiffs’ Counsel may seek a fee and expense amount of up to $4.75 million, subject to the Court’s approval. The Settling Parties accepted the Mediator’s recommendation.
II.PLAINTIFFS’ CLAIMS AND SETTLEMENT RECOMMENDATION
Plaintiffs believe their claims on behalf of Under Armour have merit, and their agreement to settle the litigation on the terms and conditions set forth herein is not intended to be and shall not be construed as an admission or concession regarding the relative strength or merit of the claims alleged in the Settling Actions.
In deciding to enter into this Settlement, Plaintiffs have taken into account the substantial time, expense, uncertainty, and risk entailed in any attempt to improve upon the result through continued prosecution of the Settling Actions through trial and any subsequent appeal, including problems of proof, challenges in overcoming the many defenses available to the Individual Defendants in derivative litigation, the Individual Defendants’ advancement and indemnification rights, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiffs are also mindful of the costs and disruption further litigation would impose on Under

Armour. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the best interests of Under Armour and its stockholders, matters discussed with the Mediator, and the arguments and positions advanced by Defendants during the mediation negotiations, Plaintiffs have determined that the Settlement’s immediate guarantee of substantial monetary and non-monetary benefits is fair, reasonable, and adequate, and that the Settlement serves the best interests of Under Armour and its stockholders.
Accordingly, Plaintiffs have agreed to fully and finally resolve and terminate the Settling Actions with prejudice upon the terms and subject to the conditions set forth herein.
III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
Defendants have denied and continue to deny the allegations of wrongdoing, liability, and violation of any laws and the existence of any damages asserted against them. Defendants believe that they have substantial and meritorious defenses to the claims alleged against them. Defendants have further asserted that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Under Armour and its stockholders. Nevertheless, Defendants have concluded that further litigation would be time consuming and expensive. After weighing the costs, disruption, and distraction of continued litigation, they have determined that, in order to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, the litigation should be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation may be construed or used as evidence of the validity of any of the Released Claims or an admission by the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever. Defendants’ entry into this Stipulation of Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Settling Actions.
IV.BOARD APPROVAL
Under Armour’s Board, including each of its independent, non-defendant directors, acting by unanimous resolution, has determined in the informed, good faith exercise of their business judgment that: (i) Plaintiffs’ litigation and settlement efforts in the Settling Actions are the cause of the Board’s agreement to adopt, implement, and maintain the Enhancements for the agreed term;
(ii) the Enhancements confer corporate benefits upon the Company and its stockholders; and
(iii) the Settlement is in all respects fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.
V.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the
Settling Parties, through their undersigned counsel, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Settling Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Settling Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.
1.Definitions
In addition to the terms defined elsewhere in this Stipulation, the following terms, as used in this Stipulation, have the meanings specified below:
1.1“Current Under Armour Stockholders” means any and all Persons who hold of record, or beneficially own, shares of any class of common stock of Under Armour as of the close of business on the date that Plaintiffs file their request for a Notice Order with the Court and continue to hold such stock as of the date of the Settlement Hearing; provided, however, that excluded from the term “Current Under Armour Stockholders” are the Individual Defendants, Sagamore, the officers and directors of Under Armour, and their respective immediate families, legal representatives, heirs, successors, assigns, or any entity in which the Individual Defendants have or had a controlling interest.
1.2“Defendants’ Counsel” means the counsel for Defendants listed on the pleadings and/or correspondence in the Settling Actions or their successor(s).
1.3“Demands” means any litigation demand made upon Under Armour or Under Armour’s Board of Directors by any Plaintiff.
1.4“Effective Date” means the date by which the events and conditions specified in paragraph 7.1 of this Stipulation have been met and have occurred.
1.5“Fee and Expense Amount” means the sum of four million seven hundred and fifty thousand dollars ($4,750,000), which shall be paid solely from and out of the Settlement Fund (defined herein) in consideration for the substantial benefits conferred upon the Company through the proposed Settlement and the risks assumed by Plaintiffs’ Counsel in pursuing the Settling Actions on a wholly contingent basis, subject to the approval of the Court. The Fee and Expense Amount shall be paid to Plaintiffs’ Counsel as provided in paragraphs 4.1 through 4.3 hereof, in full satisfaction of any and all claims for attorneys’ fees or expenses that have been, could have been, or could be asserted by Plaintiffs’ Counsel or any other counsel in connection with the Settling Actions.
1.6“Final” means the date upon which the last of the following shall occur with respect to the Judgment: (i) the expiration of the time to file a motion to alter or amend the Judgment has passed without any such motion having been filed; (ii) the expiration of the time in which to appeal the Judgment has passed without any appeal having been taken, which date shall be deemed to be thirty (30) days following the entry of the Judgment, unless the date to take such an appeal shall have been extended, or unless the 30th day falls on a weekend or a legal holiday, in which case the date for purposes of this Stipulation shall be deemed to be the next business day after such 30th day; and (iii) if such motion to alter or amend is filed or if an appeal is taken, immediately after the determination of that motion or appeal so that it is no longer subject to any further judicial review or appeal whatsoever, whether by reason of affirmance by a court of last resort, lapse of time, voluntary dismissal of the appeal or otherwise, and in such a manner as to permit the consummation of the Settlement in accordance with the terms and conditions of this Stipulation. For purposes of this Stipulation, an “appeal” shall include any petition for a writ of certiorari or other writ that may be filed in connection with approval or disapproval of this Settlement. Notwithstanding anything to the contrary, no proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall in any way delay or preclude the Judgment from becoming Final.
1.7“Judgment” means the Final Judgment and Order of Dismissal to be rendered by the Court, substantially in the form attached hereto as Exhibit C.
1.8“Notice” or “Long-Form Notice” means the Notice of Proposed Settlement and of Settlement Hearing, substantially in the form attached hereto as Exhibit B-1.
1.9“Notice Order” means the order to be entered by the Court, substantially in the form attached hereto as Exhibit B, (i) approving the form and manner of providing notice of the Settlement to Current Under Armour Stockholders; and (ii) setting a schedule for Settlement- related proceedings including briefing on Plaintiffs’ motion for final approval of the Settlement and a date for the Settlement Hearing.

1.10“Person(s)” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.11“Plaintiffs’ Counsel” means Robbins LLP, Promisloff Law, P.C., Glancy Prongay & Murray LLP, Johnson Fistel, LLP, DeCaro Doran Siciliano Gallagher & DeBlasis LLP, Kirby McInerney LLP, The Weiser Law Firm, Schubert Jonckheer & Kolbe LLP, Stull, Stull & Brody, Rigrodsky Law, P.A., Brown Goldstein Levy, LLP, and any other firms listed on the operative Complaints in the Settling Actions.
1.12“Plaintiffs’ Lead Counsel” means Robbins LLP, lead counsel in the Consolidated State Derivative Action, and Glancy Prongay & Murray LLP and Johnson Fistel, LLP, co-lead counsel in the Federal Derivative Action.
1.13“Related Persons” means each of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, accountants, auditors, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trusts, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.14“Released Claims” means all Released Plaintiffs’ Claims and all Released Defendants’ Claims.
1.15“Released Defendants’ Claims” means any and all claims and causes of action (whether known or unknown), arising out of or based upon the facts, circumstances and conduct in connection with Plaintiffs’ Demands and/or the institution, prosecution, or settlement of the Settling Actions, other than claims relating to the interpretation, construction, or enforcement of the Stipulation.
1.16“Released Defendant Persons” means (i) the Defendants; (ii) Defendants’ Related Persons; (iii) all individuals and entities that were named as a defendant in any complaint in the Settling Actions or in any complaint filed in any action that was consolidated into the Settling Actions; (iv) all past, present, or future parents, subsidiaries and affiliates of the entities in (i), (ii), and (iii); (v) the respective officers, directors, employees, members, limited or general partners, principals, agents, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, accountants, financial or investment advisors or consultants, underwriters, banks or investment bankers, auditors, consultants, agents, personal or legal representatives, predecessors, successors, assigns, spouses, heirs, and related or affiliated entities of the persons and entities in (i), (ii), (iii), and (iv); and (vi) any entity in which a Defendant has a controlling interest, any member of an individual defendant’s immediate family, or any trust of which any individual defendant is the settler or which is for the benefit of any Defendant and/or member(s) of his or his family.
1.17“Released Persons” means all Released Plaintiff Persons and all Released Defendant Persons.
1.18“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties,

sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined herein), which were asserted in Plaintiffs’ pre-litigation demands or any complaints filed in the Settling Actions (or in any action that was consolidated into the Settling Actions), or which could have been asserted by Plaintiffs, by any Under Armour stockholder derivatively on behalf of Under Armour, or by Under Armour directly, in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, relate to, or involve, directly or indirectly, (i) the facts, matters, occurrences, events, transactions, acts, statements, representations, misrepresentations, and/or omissions involved in the Settling Actions; (ii) any statements, disclosures, or omissions in any of Under Armour’s filings with the SEC or statements to the financial markets during the time period covered by any of Plaintiffs’ pre-litigation demands or any complaints filed in the Settling Actions (the “Relevant Period”); (iii) Under Armour’s accounting practices and/or the accuracy of Under Armour’s financial statements during the Relevant Period; (iv) any and all transactions in Under Armour securities by or on behalf of Defendants or their related parties during the Relevant Period;
(v) any and all transactions between and amongst the Company, on the one hand, and Mr. Plank and/or his affiliated entities (including, without limitation, Sagamore), on the other hand, during the Relevant Period; and (vi) the fiduciary duties of Defendants, the Board (including, without limitation, the current and former members), and the Company’s officers in relation to the foregoing; provided, however, that Released Plaintiffs’ Claims shall not include (x) claims relating to the interpretation, construction, or enforcement of the Stipulation; or (y) Plaintiffs’ individual rights to make claims upon the settlement fund in the Securities Action, subject to and in accordance with all applicable court orders governing or relating to such claims.
1.19“Released Plaintiff Persons” means (i) Plaintiffs; (ii) Plaintiffs’ Counsel; (iii) Plaintiffs’ Related Persons; and (iv) Current Under Armour Stockholders, solely in their capacity as Under Armour stockholders.
1.20“Service Award” means the amount to be requested by Plaintiffs’ Counsel for payment to Plaintiffs in the Settling Actions in consideration for their role in securing the Settlement’s benefits, which amount is subject to approval by the Court.
1.21“Settlement” means the settlement and compromise of the Settling Actions as provided for herein.
1.22“Settlement Fund” means the amount of $8,900,000.00.
1.23“Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.
1.24“Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Derivative Actions, substantially in the form attached hereto as Exhibit B-2.
1.25“Unknown Claims” means any Released Claims which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including without limitation those which, if known, might have affected the decision to enter into or object to the Settlement. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.
2.Terms of the Settlement
2.1.In consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiffs’ Claims against the Released Defendant Persons and the dismissal of the Settling Actions:
2.1.1.Within twenty (20) business days of entry of the Notice Order, the Company, on behalf of Defendants, shall cause payment of the Settlement Fund from the Individual Defendants’ insurance carriers to be made via deposit into an interest-bearing account controlled by Plaintiffs’ Lead Counsel (the “Account”). Within forty-eight (48) hours of the entry of such Notice Order, Plaintiffs’ Lead Counsel shall provide Under Armour with information reasonably required to process payment of the Settlement Fund into the Account. Within ten (10) business days of the Settlement’s Effective Date, Plaintiffs’ Lead Counsel will transfer the Settlement Fund (including any interest earned thereon), less the Fee and Expense Award (as defined in paragraph 4.2 below) paid or payable to Plaintiffs’ Counsel and any deductions for required taxes and tax expenses, from the Account to the Company.
2.1.2.Within sixty (60) days after the Effective Date of the Settlement, Under Armour shall implement the Enhancements set forth in Exhibit A hereto. The Enhancements shall be maintained for a period of not less than three (3) years from the date of implementation (the “Commitment Term”); provided, however, that any of the Enhancements may be modified in the event that a majority of the independent members of the Board determines in a good faith exercise of their business judgment that such modification is necessary to comply with any applicable law, regulation, listing standards, or fiduciary duties. In the event of such a determination, the Board shall adopt a revised or substitute provision or provisions that accomplish substantially the same objective, unless a majority of the Board’s independent directors determines, following consultation with outside legal counsel, that it is not possible to do so in a manner consistent with applicable law. As of the date of the execution of the Stipulation, the Board confirms that the Board is not aware of any law, regulation, listing standards, or fiduciary duties that would trigger application of this exception. Any modifications to the Enhancements shall be disclosed and explained on the investor relations page on the Company’s website. The Board shall be responsible for overseeing the Company’s implementation, funding, maintenance, and operation of the Enhancements for the Commitment Term.

3.Approval and Notice; Stay of Proceedings
3.1.Within thirty (30) days of execution of this Stipulation, Plaintiffs shall seek entry of the Notice Order by the Court substantially in the form of Exhibit B attached hereto, requesting:
(i) approval of the form and manner of providing notice of the Settlement to Current Under Armour Stockholders and (ii) a schedule for Settlement-related proceedings, including briefing on Plaintiffs’ motion for final approval of the Settlement and a date for the Settlement Hearing.
3.2.The Notice Order shall provide that notice of the Settlement shall be given in the following manner: (a) Under Armour shall file a Form 8-K with the SEC, which filing shall include a copy of the Court-approved Long-Form Notice and the Stipulation and its exhibits; (b) Under Armour shall post the Court-approved Long-Form Notice and the Stipulation and its exhibits on the “Investor Relations” portion of the Company’s corporate website through the Effective Date;
(c) Under Armour shall cause the release of the Court-approved Summary Notice, which shall summarize the Long-Form Notice and direct stockholders to the Long-Form Notice and Stipulation posted on the “Investor Relations” portion of the Company’s corporate website, in the notices section of Investors’ Business Daily; and (d) Plaintiffs’ Lead Counsel shall each post the Court-approved Long-Form Notice and Stipulation on its website through the Effective Date. Except for subpart (d) (the costs of which will be the exclusive responsibility of Plaintiffs), the Company, on behalf of Defendants, shall be responsible for providing notice of the Settlement in the manner set forth above and/or in such form and manner as is directed by the Court. Neither the Individual Defendants nor Sagamore shall bear any cost or have any responsibility for providing notice of the Settlement. The Settling Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to Current Under Armour Stockholders under applicable law and is consistent with due process standards.

3.3.Pending the Court’s determination as to final approval of the Settlement, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons, except for proceedings related to the Settlement itself.
3.4.The Settling Parties agree to cease all litigation activity in each of the Settling Actions, except those activities related to Settlement approval. The Settling Parties agree to request jointly a stay of, and/or a continuance of any pending motions, discovery, and any other deadlines or filing requirements in each Settling Action, other than those incident to Settlement approval. Any ruling on pending motions in the Settling Actions, including the Federal Appeal, shall have no impact on the Settling Parties’ intent to seek approval of the Settlement.
4.Attorneys’ Fees and Reimbursement of Expenses
4.1.Plaintiffs’ Lead Counsel, on behalf of Plaintiffs’ Counsel, intend to seek the Court’s approval of (i) an award of attorneys’ fees and expenses in connection with the Settling Actions to be paid solely from the Settlement Fund, and (ii) Service Awards for each Plaintiff to be paid solely from any award of attorneys’ fees and expenses approved by the Court. After reaching agreement upon the substantive terms of the Settlement, Plaintiffs’ Counsel and Defendants’ Counsel, with the assistance of the Mediator, separately negotiated a reasonable all-in fee and expense amount based upon the Settlement’s substantial benefits conferred upon the Company as the direct result of the Settlement and the risks assumed by Plaintiffs’ Counsel in pursuing the Settling Actions on contingency. Those negotiations concluded with the Settling Parties’ acceptance of the Mediator’s double-blind proposal that Plaintiffs’ Counsel may seek a Fee and Expense Amount of up to $4.75 million, subject to the Court’s approval.
4.2.The Court-approved Fee and Expense Amount or such other amount of attorneys’ fees and expenses as may be awarded by the Court (the “Fee and Expense Award”) shall be payable from the Settlement Fund to Plaintiffs’ Lead Counsel as receiving agents for Plaintiffs’ Counsel, immediately upon the Court’s entry of an order approving the Fee and Expense Award, if any, notwithstanding any collateral attacks on any aspect of the Settlement or any objections, appeals, or potential appeals, subject to Plaintiffs’ Counsel’s several obligations to effectuate appropriate refunds in the event the Settlement is terminated pursuant to the terms of the Stipulation, or, as a result of any appeal or further proceedings on remand, or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the award has become final and non-appealable. Plaintiffs’ Counsel shall make the appropriate refunds or repayments in full no later than twenty (20) business days after termination of the Settlement or any order reversing or revising the Fee and Expense Award has become final.
4.3.Court approval of the Settlement shall not be contingent or conditioned upon resolution of any question relating to the Fee and Expense Amount or the Fee and Expense Award, and the Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any question relating to attorneys’ fees and expenses. Any disapproval or modification of any application for attorneys’ fees and expenses shall not affect or delay the enforceability of the approved Settlement or afford any Settling Party with the right to terminate the approved Settlement.
4.4.Plaintiffs and Plaintiffs’ Counsel shall have no claim, and Defendants shall have no obligation, with respect to Plaintiffs’ Counsel’s attorneys’ fees and expenses other than the Court- approved Fee and Expense Award. The Settling Parties agree that the Fee and Expense Award shall fully satisfy any and all claims for an award of attorneys’ fees and expenses in connection with the Consolidated State Derivative Action, the Federal Derivative Action, or the Settlement. No Defendant (including Under Armour) shall be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expense on behalf of, Plaintiffs, Plaintiffs’ Counsel, or any counsel purporting to represent any other Under Armour stockholder, directly or indirectly, in connection with the Consolidated State Derivative Action, the Federal Derivative Action, or the Settlement, except as expressly provided for in this Stipulation.
4.5.Plaintiffs’ Counsel shall have the sole and exclusive responsibility to allocate the Fee and Expense Award among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Award among them shall be referred to the Mediator for mediation, and, if necessary, for final, binding, non-appealable resolution by the Mediator, pursuant to procedures to be determined by the Mediator. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel. Defendants shall take no position with respect to and shall bear no responsibility for the allocation of the Fee and Expense Award among Plaintiffs’ Counsel. In no event shall such allocation matters (a) affect or delay the enforceability of the approved Settlement; (b) provide any Settling Party or its counsel (including without limitation Plaintiffs’ Counsel) with the right to terminate the approved Settlement; (c) impose any obligation on any Defendant or the Company or subject them in any way to an increase in the amount paid by them or on their behalf in connection with the approved Settlement; or (d) affect or delay the binding effect or finality of the approved Settlement and the releases by any Settling Party against Released Defendant Persons.
4.6.Defendants do not and shall not oppose a request that the Court approve Service Awards to each of Plaintiffs in the Settling Actions in the amount of $4,000.00, to be paid solely and exclusively from any Fee and Expense Award, in consideration for their role in securing the Settlement’s benefits.

5.Releases
5.1.Upon the Effective Date, the Company, Plaintiffs, each and every other Under Armour stockholder (including their Related Persons) derivatively on behalf of the Company, and the Released Plaintiff Persons shall completely, fully, finally and forever release, relinquish, settle, waive, and discharge each and all of the Released Plaintiffs’ Claims against the Defendants and Released Defendant Persons and shall forever be barred and enjoined from commencing, instituting, prosecuting, or participating in any action or proceeding, in any court, tribunal or forum, asserting Released Plaintiffs’ Claims and any and all claims and causes of action of every nature and description, whether known or unknown (including Unknown Claims), whether arising under state, federal, common, or foreign law, that Plaintiffs asserted in any of the Settling Actions or could have asserted derivatively on behalf of the Company in the Settling Actions or in any other forum that are based on, arise out of, relate to, or involve the allegations, facts, or circumstances set forth in the Settling Actions or the Demands, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, this release will not cover, include, or release Plaintiffs’ right to make claims upon the settlement fund in the Securities Action, subject to and in accordance with all applicable court orders governing or relating to such claims.
5.2.Upon the Effective Date, each of the Defendants, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Plaintiffs and Released Plaintiff Persons.
5.3.Notwithstanding paragraphs 5.1 through 5.2 above, nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the

Settlement, or the Judgment. In addition, nothing in paragraphs 5.1 through 5.2 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Maryland law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
6.Dismissals with Prejudice
6.1.If the Court approves the Settlement (including any modification thereto made with the consent of the Settling Parties as provided for herein) following the Settlement Hearing, the Settling Parties shall jointly and promptly request that the Court enter the Judgment in the Consolidated State Derivative Action. Upon entry of the Judgment, the Consolidated State Derivative Action shall be dismissed in its entirety with prejudice, with each Settling Party bearing his, her, or its own fees, costs, and expenses, except as expressly provided in this Stipulation.
6.2.Within five (5) business days from the date an order finally approving the Settlement becomes final and non-appealable, plaintiff Paul will cause to be filed in the Federal Appeal a dismissal agreement providing for the dismissal of the Federal Appeal, signed by all parties to the Federal Appeal, in accordance with Rule 42(b)(1) of the Federal Rules of Appellate Procedure, with each Settling Party bearing his, her, or its own fees, costs, and expenses, except as expressly provided in this Stipulation.
7.Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
7.1.The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:
a.The Notice Order is entered by the Court, in all material respects in the form set forth as Exhibit B annexed hereto, approving the content and method of providing notice of the proposed Settlement to Current Under Armour Stockholders and setting a schedule for Settlement-related proceedings, including a date for the Settlement Hearing;
b.notice of the Settlement is disseminated to Current Under Armour
Stockholders;
c.the Judgment is entered by the Court, in all material respects in the form set forth as Exhibit C annexed hereto, approving the Settlement and dismissing the Consolidated State Derivative Action with prejudice, without awarding costs to any party, except as provided herein;
d.the Judgment becomes Final; and
e.the Federal Appeal is dismissed in accordance with paragraph 6.2 hereto.
7.2.This Stipulation shall be canceled and terminated, subject to paragraph 7.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation, on the tenth (10th) business day after the occurrence of any of the following: (a) the Court’s final refusal to enter the Notice Order in any material respect; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s refusal to enter the Judgment in any material respect (other than as to the Fee and Expense Award or the Service Award(s)) or dismiss the Consolidated State Derivative Action with prejudice; (d) an order vacating, modifying, revising, or reversing the Judgment becomes Final; or (e) the Federal Appeal is not dismissed in accordance with paragraph
6.2 hereto. For the avoidance of doubt, any failure of the Court to approve the Fee and Expense Award or the Service Award(s), in whole or part, shall have no effect on the Settlement or entitle any Settling Party to cancel or terminate this Stipulation.
7.3.If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Settling Actions on the date immediately prior to the execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Award paid to Plaintiffs’ Counsel shall be refunded and returned in accordance with paragraph 4.2; (d) the Settlement Fund (including any interest earned thereon, but less any taxes paid, due, or owing on any interest earned) shall be promptly refunded and returned, and in all cases within twenty (20) business days of the occurrence of the event causing the cancellation or termination of the Stipulation; and (e) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Settling Actions or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Settling Actions or in any other proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated nunc pro tunc.
8.Miscellaneous Provisions
8.1.The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation. The Settling Parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement, including, but not limited to, resolving any objections raised with respect to the Settlement.

8.2.If, before the Court’s approval of the Settlement becomes Final, any action was or is filed, re-filed, or otherwise prosecuted in any court asserting any Released Plaintiffs’ Claims against any of the Released Defendant Persons, Plaintiffs agree to cooperate and assist Defendants in taking any and all necessary actions to prevent, stay, or seek dismissal of such action, and to oppose entry of any interim or final relief in any other litigation against any of the Released Defendant Persons that challenges the Settlement or otherwise involves a Released Plaintiffs’ Claim.
8.3.In the event that any part of this Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of this Settlement shall remain intact.
8.4.Any planned, proposed, or actual sale, merger, or change in control of Under Armour shall not void this Stipulation. This Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change in control of Under Armour, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, without limitation, the terms reflected in this Stipulation.
8.5.In the event any proceedings by or on behalf of Under Armour, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their commercially reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner. By way of example only, the Settling Parties agree to cooperate in making applications and motions to the bankruptcy court, including, for relief from any stay, approval of the Settlement, authority to release funds, authority to release claims and indemnify officers and directors, and authority for the Court to enter all necessary orders and judgments, and any other actions reasonably necessary to effectuate the terms of the Settlement.
8.6.If any Bankruptcy Proceedings by or on behalf of Under Armour are initiated prior to the Court’s entry of an order approving the Settlement and/or granting the Fee and Expense Award, the Settling Parties agree to seek an order from the bankruptcy court presiding over such Bankruptcy Proceedings: (i) either lifting the automatic stay for the limited purpose of authorizing payment of the Settlement Fund and/or the Fee and Expense Amount, or finding that payment of the amount of the Settlement Fund and/or the Fee and Expense Amount by Under Amour’s insurer(s) does not violate the automatic stay; and (ii) finding that the payment of the Settlement Fund and/or the Fee and Expense Amount by Under Armour’s insurer(s) does not constitute utilization of estate proceeds and/or a preference, voidable transfer, fraudulent transfer, or similar transaction. In addition, in the event of any Bankruptcy Proceedings by or on behalf of Under Armour, the Settling Parties agree that all dates and deadlines in the Settling Actions, if any, will be extended for such periods of time as necessary for the Settling Parties to use their commercially reasonable best efforts to attempt to obtain necessary orders, consents, releases, and approvals from the bankruptcy court to carry out the terms and conditions of the Settlement.
8.7.The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Settling Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, rules governing professional conduct.

The Court’s Judgment shall contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Maryland Rule 1-311, Rule 11 of the Federal Rules of Civil Procedure, and all similar laws relating to the institution, prosecution, defense, or Settlement of the Settling Actions. After the Effective Date of this Stipulation, no Settling Party shall assert any claims for violation of Maryland Rule 1-311, Rule 11 of the Federal Rules of Civil Procedure or any similar laws relating to the institution, prosecution, defense, appeal, or Settlement of the Settling Actions.
8.8.The Settling Parties agree that the amounts paid and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Settling Parties, including through a mediation process supervised and conducted by the Mediator, and reflect that the Settlement was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.
8.9.Each of the Individual Defendants and Sagamore expressly denies and continues to deny all allegations of wrongdoing or liability against himself, herself, or itself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Settling Actions. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Settling Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Settling Actions or with respect to any of the claims settled in the Settling Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Settling Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. The provisions contained in this paragraph shall remain in force in the event that the Settlement is terminated for any reason whatsoever.
8.10.The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
8.11.This Stipulation may be modified or amended only by a writing signed by the signatories hereto or their respective successors-in-interest.
8.12.This Stipulation is, and shall be, binding upon, and inure to the benefit of, the Settling Parties and their respective agents, executors, administrators, heirs, successors, affiliates, and assigns; provided, however, that no Settling Party shall assign or delegate its rights or responsibilities under this Stipulation without the prior written consent of the other Settling Parties.
8.13.Any failure by any Settling Party to insist upon the strict performance by any other Settling Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Settling Party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions in this Stipulation by such other Settling Party. No waiver, express or implied, by any Settling Party of any breach or default in the performance by any other Settling Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

8.14.The Settling Parties agree that in the event of any breach of this Stipulation, all of the Settling Parties’ rights and remedies at law, equity, or otherwise are expressly reserved.
8.15.This Stipulation shall be deemed drafted equally by all Settling Parties and will not be construed against any of them by reason of authorship.
8.16.The terms and provisions of this Stipulation are intended solely for the benefit of the Settling Parties and their respective successors and permitted assigns, and it is not the intention of the Settling Parties to confer third-party beneficiary rights or remedies upon any other Person, except with respect to (a) any attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel from the Fee and Expense Award pursuant to the terms of this Stipulation; and (b) the Released Persons who are not signatories hereto, who shall be third-party beneficiaries under this Stipulation and entitled to enforce it in accordance with its terms, but the consent of such third-party beneficiaries shall not be required to amend, modify, or terminate this Stipulation.
8.17.No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. All Settling Parties further agree that they are not relying on any representations, warranties, or covenants that are not expressly contained and memorialized in the Stipulation or its exhibits.
8.18.Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby represents and warrants that such Person has the full authority to do so and that the Stipulation shall be binding on such Settling Party in accordance with its terms.
8.19.The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.20.This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior or contemporaneous oral or written agreements, understandings, representations, and discussions.
8.21.In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
8.22.This Stipulation may be executed in one or more counterparts, including by electronic signature transmitted by e-mailed PDF files. This Stipulation will become effective when the counterparts have been signed by each of the Settling Parties and delivered to the other Settling Parties. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
8.23.This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Maryland, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Maryland without giving effect to that State’s choice of law principles.
8.24.The parties agree to attempt to resolve any dispute arising out of or relating to the Settlement through mediation before the Mediator. If mediation is unsuccessful, the parties may seek to have the dispute resolved by the Court. Any action relating to this Stipulation or the Settlement shall be filed exclusively in this Court. Each Settling Party: (a) consents to personal jurisdiction in any such action brought in this Court; (b) consents to service of process by registered mail upon such Settling Party and/or such Setting Party’s agent; (c) waives any objection to venue in this Court and waives any claim that Maryland or this Court is an inconvenient forum; and (d)

expressly waives, and agrees not to plead or make any claim, that any such action or proceeding is subject (in whole or in part) to a jury trial.
8.25.The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Judgment and to consider any matters or disputes arising out of or relating to the Settlement, including, without limitation, matters related to the interpretation, construction, or enforcement of the Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
8.26.All designations and agreements made and orders entered during the course of the Settling Actions or in connection with any of the Demands, relating to the confidentiality of documents or information, shall survive this Settlement.
8.27.Plaintiffs and Plaintiffs’ Counsel each represent and warrant that: (a) each Plaintiff is a stockholder of Under Armour and was a stockholder of Under Armour at all relevant times for purposes of maintaining standing; (b) none of the Released Plaintiffs’ Claims has been assigned, encumbered, or in any manner transferred in whole or in part by Plaintiffs or Plaintiffs’ Counsel; and (c) neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber, or in any manner transfer, in whole or in part, any of the Released Plaintiffs’ Claims.
8.28.Each Settling Party represents and warrants that the Party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, and has been advised by counsel, as the Settling Party deems necessary and advisable.
8.29.The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.30.Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.
8.31.Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions in this Stipulation, with the exception of the deadline specified in paragraph 6.2.

IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of May 7,
2025.

s/Craig W. Smith
Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: csmith@robbinsllp.com
ssanders@robbinsllp.com

Plaintiffs’ Lead Counsel in Consolidated
State Derivative Action

Christopher J. Gowen
DECARO DORAN SICILIANO GALLAGHER & DEBLASIS LLP
17251 Melford Boulevard, Suite 200
Bowie, MD 20715
Telephone: (301) 352-4940
E-mail: cgowen@decarodoran.com

Liaison Counsel in Consolidated State
Derivative Action

David M. Promisloff
PROMISLOFF LAW, P.C.
5 Great Valley Parkway, Suite 210
Malvern, PA 19355
Telephone: (215) 259-5156

s/ Michael P. Sternheim
Michael P. Sternheim
Samuel P. Groner
FRIED, FRANK, HARRIS, SHRIVER
 & JACOBSON LLP
One New York Plaza
New York, NY 10004
Telephone: (212) 859-8000
Facsimile: (212) 859-4000
E-mail: samuel.groner@friedfrank.com
michael.sternheim@friedfrank.com

James D. Wareham
FRIED, FRANK, HARRIS, SHRIVER
& JACOBSON LLP
801 17th Street, NW
Washington, DC 20006
Telephone: (202) 639-700
Facsimile: (202) 639-7003
E-mail: james.wareham@friedfrank.com

G. Stewart Webb, Jr.
VENABLE LLP
750 East Pratt Street, Suite 900
Baltimore, MD 21202
Telephone: (410) 244-7400
Facsimile: (410) 244-7742
E-mail: gswebb@venable.com

Facsimile: (215) 600-2642
E-mail: david@promlawpa.com

Counsel for Plaintiff Shawn Luger in Consolidated State Derivative Action

s/Michael I. Fistel, Jr.
Michael I. Fistel, Jr.
JOHNSON FISTEL, LLP
40 Powder Springs Street
Marietta, GA 30064
Telephone: (470) 670-7548
Facsimile: (770) 200-3101
E-mail:michaelf@johnsonfistel.com

s/Benjamin I. Sachs-Michaels
Matthew M. Houston
Benjamin I. Sachs-Michaels
GLANCY PRONGAY & MURRAY LLP
745 Fifth Avenue, 5th Floor
New York, NY 10151
Telephone: (212) 935-7400
E-mail: mhouston@glancylaw.com
bsachsmichaels@glancylaw.com

Plaintiffs’ Co-Lead Counsel for Plaintiffs in Federal Derivative Action

Dana Whitehead McKee
Andrew Radding
BROWN GOLDSTEIN LEVY, LLP
120 East Baltimore Street, Suite 2500
Baltimore, MD 21202
Telephone: (410) 962-1030
Facsimile: (410) 385-0869
E-mail:dwm@browngold.com
radding@browngold.com

Liaison Counsel for Plaintiffs in Federal Derivative Action

Counsel for Defendants Byron K. Adams, Jr., George W. Bodenheimer, Douglas E. Coltharp, Jerri L. DeVard, Mohamed A. El- Erian, Karen W. Katz, A.B. Krongard, Karl- Heinz Maurath, William R. McDermott, Eric T. Olson, Harvey L. Sanders, and Thomas J. Sippel, and Nominal Defendant Under Armour, Inc.

s/ Daniel J. Kramer
Daniel J. Kramer
Theodore V. Wells, Jr.
PAUL, WEISS, RIFKIND, WHARTON
& GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019
Telephone: (212) 373-3306
Facsimile: (212) 492-0306
E-mail: dkramer@paulweiss.com
twells@paulweiss.com

Scott R. Haiber
HOGAN LOVELLS US LLP
100 International Drive
Suite 2000
Baltimore, MD 21202
Telephone: (410) 659-2700
Facsimile: (410) 659-2701
E-mail: scott.haiber@hoganlovells.com

Counsel for Defendant Kevin Plank

s/ John M. Quinn
Paul F. Kemp
John M. Quinn
ETHRIDGE, QUINN, KEMP, MCAULIFFE, ROWAN &
HARTINGER LLP
33 Wood Lane
Rockville, MD 20850-2233
Telephone: (301) 762-1696
Facsimile: (301) 762-7691
E-mail: pfk@eqmrh.com
E-mail: jmq@eqlawyers.com

Counsel for Defendant David E. Bergman

s/James M. Ficaro
James M. Ficaro
THE WEISER LAW FIRM, P.C.
Four Tower Bridge
200 Barr Harbor Dr., Suite 400
West Conshohocken, PA 19428
Telephone: (610) 225-0206
Facsimile: (610) 408-8062
E-mail: jficaro@weiserlawfirm.com

s/Willem F. Jonckheer
Willem F. Jonckheer
SCHUBERT JONCKHEER & KOLBE LLP
2001 Union Street, Suite 200
San Francisco, CA 94123
Telephone: (415) 788-4220
Facsimile: (415) 788-0161
E-mail: wjonckheer@sjk.law

s/Aaron Brody
Aaron Brody
STULL, STULL & BRODY
6 East 45th Street, Fifth Floor
New York, NY 10017
Telephone: (212) 687-7230
Facsimile: (212) 490-2022
E-mail: abrody@ssbny.com

s/Vincent Licata
Vincent Licata
RIGRODSKY LAW, P.A.
300 Delaware Avenue, Suite 210
Wilmington, DE 19801
Telephone: (302) 295-5310
E-mail: vl@rl-legal.com
s/Thomas W. Elrod
Thomas W. Elrod
KIRBY MCINERNEY LLP
250 Park Avenue, Suite 820
New York, NY 10177
Telephone: (212) 371-6600
E-mail: telrod@kmllp.com

Counsel for Plaintiffs Anthony Viskovich,
Robert Lowinger, Oscar Weller, and William

s/ Aitan D. Goelman
Aitan D. Goelman
ZUCKERMAN SPAEDER LLP
1800 M Street, NW, Suite 1000
Washington, D.C. 20036-5807
Telephone: (202) 778-1999
Facsimile: (202) 822-8106
E-mail: agoelman@zuckerman.com

Counsel for Defendants Lawrence P.
Molloy and Brad Dickerson

s/ Peter H. White
Peter H. White
SCHULTE ROTH & ZABEL LLP
901 15TH Street NW, Suite 800
Washington, D.C. 20005
Telephone: (202) 729-7470
Facsimile: (202) 730-4250
E-mail: pete.white@srz.com

Counsel for Defendant Patrik Frisk
s/ John E. McCann, Jr.
John E. McCann, Jr. Esq.
MILES & STOCKBRIDGE, P.C.
100 Light Street
Baltimore, MD 21202
Telephone: (410) 727-6464
E-mail: jmccann@milesstockbridge.com

Counsel for Defendant Sagamore Development Company, LLC

Robinson in Consolidated State Derivative
Action

EXHIBIT A

Exhibit A: Corporate Governance Enhancements
Within sixty (60) days after the Effective Date of the Settlement, Under Armour, Inc. (“Under Armour” or the “Company”) shall implement the following corporate governance measures (the “Enhancements”). The Enhancements shall be maintained for a period of not less than three (3) years from the date of implementation (the “Commitment Term”); provided, however, that any of the Enhancements may be modified in the event that a majority of the independent members of Under Armour’s Board of Directors (the “Board”) determines in a good faith exercise of their business judgment that such modification is necessary to comply with any applicable law, regulation, listing standards, or fiduciary duties. In the event of such a determination, the Board shall adopt a revised or substitute provision or provisions that accomplish substantially the same objective, unless a majority of the Board’s independent directors determines, following consultation with outside legal counsel, that it is not possible to do so in a manner consistent with applicable law. As of the date of the execution of the Stipulation, the Board confirms that is not aware of any law, regulation, listing standards, or fiduciary duties that would trigger application of this exception. Any modifications to the Enhancements shall be disclosed and explained on the investor relations page on the Company’s website. The Board shall be responsible for overseeing the Company’s implementation, funding, maintenance, and operation of the Enhancements for the Commitment Term.
I.DISCLOSURE COMMITTEE CHARTER
Under Armour will adopt a formal Disclosure Committee Charter incorporating the elements set forth below. The Disclosure Committee Charter will be attached as an exhibit to the formal settlement agreement and filed publicly on a Form 8-K as part of the notice procedures in connection with the court approval of the settlement. The Disclosure Committee Charter to be approved by the Company’s Audit Committee will include, among other elements, the following provisions:
1.Purpose. All public disclosure made by the Company to its security holders or the investment community should be accurate and complete, fairly present in all material respects the Company’s financial condition and results of operations in all material respects, and be made on a timely basis as required by applicable laws and securities exchange requirements. The purpose of the Disclosure Committee is to assist the Company’s officers and directors (“Senior Officers”) to fulfill these obligations.
2.Responsibilities. The Disclosure Committee shall assist the Senior Officers in fulfilling their responsibilities with respect to the accuracy, completeness, and timeliness of the Company’s public disclosures. The Disclosure Committee will facilitate this objective through the following tasks, subject to the supervision and oversight of the Audit Committee:
(a)Establish, formalize, and maintain controls and procedures that are designed to ensure that (i) information required to be disclosed by the Company to the Securities and
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Exchange Commission (the “SEC”) and other information that the Company publicly discloses is recorded, processed, summarized and reported accurately and on a timely basis; and (ii) necessary and relevant information is collected and communicated to management, including the Senior Officers, as appropriate to allow timely and informed decisions regarding such disclosure (collectively, the “Disclosure Controls and Procedures”).
(b)Monitor and evaluate the integrity and effectiveness of the Company’s Disclosure Controls and Procedures.
(c)Review and participate in the preparation of (i) the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (the “Periodic Reports”), (ii) the Company’s Current Reports on Form 8-K, and (iii) such other relevant Company SEC filings and public statements as the Disclosure Committee, in its discretion, deems appropriate (collectively, the “Disclosure Statements”).
(d)Review information relevant to the preparation and evaluation of Periodic and Current Reports.
(e)Provide a sub-certification to the Senior Officers before the filing of each Periodic Report as to the Disclosure Committee’s compliance with the Disclosure Committee Charter.
(f)Designate one or more members of the Disclosure Committee to review and evaluate materials to be used by Company representatives in connection with earnings conference calls and Company-sponsored, publicly-webcast investor meetings, such as scripts, Q&As, and similar materials, and transcripts of such earnings conference calls and Company-sponsored, publicly-webcast investor meetings to consider whether any additional disclosure, correction, qualification, or contextualization may be necessary or advisable (“Earnings Call Collateral”). The Disclosure Committee or its designee(s) shall summarize the content of these materials for the Audit Committee as the Disclosure Committee deems appropriate.
(g)Report to the Audit Committee quarterly and to the full Board annually regarding the Disclosure Committee’s proceedings, the preparation of the Company’s Disclosure Statements, and the effectiveness of the Company’s Disclosure Controls and Procedures.
(h)Designate at least one member of the Disclosure Committee to attend any meetings of the Audit Committee at which the Company’s Periodic Reports will be discussed.
(i)Review and reassess this Charter annually and recommend any proposed changes to the Audit Committee for approval.
(j)In fulfilling these responsibilities, the Disclosure Committee shall have full access to the Company’s books, records, facilities, and personnel including internal auditors and management, as well as access to the Company’s external independent auditors.
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3.Organization / Powers.
(a)The required members of the Disclosure Committee will include, but will not be limited to, the Company’s Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer (or Corporate Controller), the Chief Audit Executive, the head of the financial planning and analysis function, and the head of the investor relations function (the “Required Members”).
(b)One Required Member shall be appointed by the Audit Committee to serve as chairperson of the Disclosure Committee (the “DC Chair”). The DC Chair shall be responsible for scheduling and presiding over meetings (including interim meetings as necessary to discuss material disclosure-related developments that arise between quarterly meetings) and preparing meeting agendas. Any questions of interpretation regarding this Charter, or the Disclosure Committee’s responsibilities or procedures, shall be determined initially by the DC Chair and, to the extent necessary, ultimately by the Audit Committee.
(c)Existing Required Members of the Disclosure Committee may be removed or replaced, or additional Required Members may be appointed, at any time and from time to time, by the DC Chair, subject to approval by the Audit Committee. Under Armour management may appoint additional Disclosure Committee members (who are not Required Members), with such appointments subject to the approval of the DC Chair. For the avoidance of doubt, the Company’s Chief Executive Officer shall not serve on the Disclosure Committee.
(d)The Disclosure Committee may designate two or more individuals, at least one of whom shall be knowledgeable about financial reporting and another about law, who can, acting together, review Disclosure Statements when time does not permit full Disclosure Committee review.
(e)The Disclosure Committee may consult with outside counsel and the Company’s independent public accountants from time to time as deemed appropriate by the Disclosure Committee in discharging its responsibilities. Representatives of such counsel and such accountants, and any other person or persons deemed appropriate by the Disclosure Committee, may attend meetings of the Disclosure Committee upon invitation by the DC Chair.
4.Meetings. The Disclosure Committee shall meet as frequently as circumstances require in order to fulfill its responsibilities under this Charter; provided, however, that the Disclosure Committee shall meet a minimum of five (5) times per fiscal year, including one (1) meeting prior to the filing of each Periodic Report.
5.Other Responsibilities. The Disclosure Committee shall have such additional responsibilities as the Audit Committee or Senior Officers may deem necessary or appropriate from time to time.
II.AUDIT COMMITTEE ENHANCEMENTS
The Audit Committee Charter shall be revised to incorporate the following enhancements:
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1.The Audit Committee’s supervisory responsibilities shall be expanded to include oversight over the Disclosure Committee. The Audit Committee’s Disclosure Committee oversight responsibilities include, but are not limited to:
(a)Approval of the Disclosure Committee Charter (including any changes thereto).
(b)Selection of the DC Chair.
(c)Approval of the removal, replacement, or addition of Required Members of the Disclosure Committee.
(d)Review and evaluation of quarterly and annual reporting from the Disclosure Committee regarding the Disclosure Committee’s proceedings, the preparation of the Company’s Disclosure Statements, and the effectiveness of the Company’s Disclosure Controls and Procedures, as well as such interim reports as the Audit Committee may deem necessary or advisable.
(e)Review and evaluation of any Earnings Call Collateral presented by the Disclosure Committee or its designee(s).
(f)Scheduling, at the discretion of the Chair of the Audit Committee, meetings of the Audit Committee with representatives of the Disclosure Committee to discuss material disclosure-related developments that arise between quarterly meetings.
(g)Delegation of additional responsibilities to the Disclosure Committee.
2.The Audit Committee’s oversight of compliance with legal and regulatory requirements shall be enhanced by requiring senior compliance personnel or the Chief Legal Officer to provide a quarterly report to the Audit Committee on the volume/type of hotline complaints.
3.The Audit Committee to meet at least five (5) times annually. Each such meeting shall incorporate an executive session.
III.INSIDER TRADING POLICY ENHANCEMENTS
With regard to matters relating to the trading of the Company’s securities, Under Armour shall:
1.Update the Company’s Insider Trading Policy to require directors and Section 16 officers to represent annually that they have reviewed and agree to comply with the policy.
2.Require an annual report from the Chief Legal Officer to the Board regarding stock sales by Section 16 officers during the preceding year.
5

3.Update the Company’s Insider Trading Policy to encourage employees to report suspicious trading activity and outline procedures for reporting same, subject to the protections of the Company’s whistleblower policy.
4.Amend the Insider Trading Policy to require that Section 16 reporting officers or directors intending to enter a Rule 10b-5-1 trading plan represent that they do not possess material non-public information.
IV.BOARD MEETINGS IN EXECUTIVE SESSION
The Company’s Corporate Governance Guidelines shall be enhanced with the following revisions:
1.The independent directors shall meet in an executive session at every regularly scheduled meeting; and, in addition, in the event that (i) management reports that the Company will be unable to timely file any Form 10-K or Form 10-Q; (ii) management concludes that a material weakness exists in any of the Company’s internal controls over financial reporting; or (iii) Chair of the Audit Committee requests such a meeting.
2.The Board Chair shall preside over all meetings of the Board, including executive session meetings of the independent directors. In the absence of the Chair, a director selected by a majority of the directors present will preside over such meeting.
V.ENHANCED DIRECTOR TRAINING AND CONTINUING EDUCATION
Under Armour will implement and document a formalized annual continuing education program that will be made available to directors, which shall include the retention of an outside consultant or outside legal counsel to provide advice regarding the content provided by such program. The list of training topics will be reviewed by and reflect feedback from the Corporate Governance and Sustainability Committee of the Board. Among the continuing education opportunities made available to directors, the program will include access to training and materials related to financial oversight, compliance and ethics, and succession planning.
VI.BOARD SELF-EVALUATION
Under Armour will enhance the Board’s annual self-evaluation process by engaging an external consultant or outside legal counsel to help facilitate the process. The Corporate Governance and Sustainability Committee will review the results of the self-evaluation and consider whether to recommend to the Board the implementation any of the recommendations resulting from that process.
VII.THIRD-PARTY EVALUATION OF INTERNAL AUDIT FUNCTION
Not less than once during the Commitment Term, Under Armour will retain a third-party consultant to evaluate Under Armour’s internal audit function, including the software and technology utilized by the internal audit function; the reporting protocols and structure of the internal audit function; and the number, quality, experience, and training of the staff of the internal audit function.
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A summary of the conclusions and any recommendations will be provided to the Audit Committee for review and evaluation. The Audit Committee shall inform the Board of any recommendations adopted by the Audit Committee in connection with the evaluation.
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EXHIBIT A-1

Disclosure Committee Charter
Mission
All public disclosure made by the Company to its security holders or the investment community should be accurate and complete, fairly present in all material respects the Company’s financial condition and results of operations in all material respects, and be made on a timely basis as required by applicable laws and securities exchange requirements. The purpose of the Disclosure Committee is to assist the Company’s officers and directors (“Senior Officers”) to fulfill these obligations.
Membership, Organization, and Powers
The required members of the Disclosure Committee will include, but will not be limited to, the Company’s Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer (or Corporate Controller), the Chief Audit Executive, the head of the financial planning and analysis function, and the head of the investor relations function (the “Required Members”).
One Required Member shall be appointed by the Audit Committee to serve as chairperson of the Disclosure Committee (the “DC Chair”). The DC Chair shall be responsible for scheduling and presiding over meetings (including interim meetings as necessary to discuss material disclosure-related developments that arise between quarterly meetings) and preparing meeting agendas. Any questions of interpretation regarding this Charter, or the Disclosure Committee’s responsibilities or procedures, shall be determined initially by the DC Chair and, to the extent necessary, ultimately by the Audit Committee.
Existing Required Members of the Disclosure Committee may be removed or replaced, or additional Required Members may be appointed, at any time and from time to time, by the DC Chair, subject to approval by the Audit Committee. Management may appoint additional Disclosure Committee members (who are not Required Members), with such appointments subject to the approval of the DC Chair. For the avoidance of doubt, the Company’s Chief Executive Officer shall not serve on the Disclosure Committee.
The Disclosure Committee may designate two or more individuals, at least one of whom shall be knowledgeable about financial reporting and another about law, who can, acting together, review Disclosure Statements (as defined below) when time does not permit full Disclosure Committee review.

The Disclosure Committee may consult with outside counsel and the Company’s independent public accountants from time to time as deemed appropriate by the Disclosure Committee in discharging its responsibilities. Representatives of such counsel and such accountants, and any other person or persons deemed appropriate by the Disclosure Committee, may attend meetings of the Disclosure Committee upon invitation by the DC Chair.
Meetings
The Disclosure Committee shall meet as frequently as circumstances require in order to fulfill its responsibilities under this Charter; provided, however, that the Disclosure Committee shall meet a minimum of five (5) times per fiscal year, including one (1) meeting prior to the filing of each Periodic Report (as defined below).
Duties and Responsibilities
The Disclosure Committee shall assist the Senior Officers in fulfilling their responsibilities with respect to the accuracy, completeness, and timeliness of the Company’s public disclosures. The Disclosure Committee will facilitate this objective through the following tasks, subject to the supervision and oversight of the Audit Committee:
•Establish, formalize, and maintain controls and procedures that are designed to ensure that (i) information required to be disclosed by the Company to the Securities and Exchange Commission (the “SEC”) and other information that the Company publicly discloses is recorded, processed, summarized and reported accurately and on a timely basis; and (ii) necessary and relevant information is collected and communicated to management, including the Senior Officers, as appropriate to allow timely and informed decisions regarding such disclosure (collectively, the “Disclosure Controls and Procedures”).
•Monitor and evaluate the integrity and effectiveness of the Company’s Disclosure Controls and Procedures.
•Review and participate in the preparation of (i) the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (the “Periodic Reports”), (ii) the Company’s Current Reports on Form 8-K, and (iii) such other relevant Company SEC filings and public statements as the Disclosure Committee, in its discretion, deems appropriate (collectively, the “Disclosure Statements”).
•Review information relevant to the preparation and evaluation of Periodic and Current Reports.
•Provide a sub-certification to the Senior Officers before the filing of each Periodic Report as to the Disclosure Committee’s compliance with the Disclosure Committee Charter.
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•Designate one or more members of the Disclosure Committee to review and evaluate materials to be used by Company representatives in connection with earnings conference calls and Company-sponsored, publicly-webcast investor meetings, such as scripts, Q&As, and similar materials, and transcripts of such earnings conference calls and Company-sponsored, publicly-webcast investor meetings to consider whether any additional disclosure, correction, qualification, or contextualization may be necessary or advisable. The Disclosure Committee or its designee(s) shall summarize the content of these materials for the Audit Committee as the Disclosure Committee deems appropriate.
•Report to the Audit Committee quarterly and to the full Board annually regarding the Disclosure Committee’s proceedings, the preparation of the Company’s Disclosure Statements, and the effectiveness of the Company’s Disclosure Controls and Procedures.
•Designate at least one member of the Disclosure Committee to attend any meetings of the Audit Committee at which the Company’s Periodic Reports will be discussed.
•Review and reassess this Charter annually and recommend any proposed changes to the Audit Committee for approval.
•In fulfilling these responsibilities, the Disclosure Committee shall have full access to the Company’s books, records, facilities, and personnel including internal auditors and management, as well as access to the Company’s external independent auditors.
•The Disclosure Committee shall have such additional responsibilities as the Audit Committee or Senior Officers may deem necessary or appropriate from time to time.
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EXHIBIT B

JAMES KENNEY, et al., Plaintiffs, v. KEVIN A. PLANK, et al., Defendants.	* * * * * *	IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-18-003939

[PROPOSED] ORDER APPROVING FORM AND MANNER OF NOTICE OF SETTLEMENT AND SETTING SETTLEMENT HEARING

WHEREAS, the above-captioned stockholder derivative litigation on behalf of nominal defendant Under Armour, Inc. (“Under Armour” or the “Company”) is pending in this Court (the “Consolidated State Derivative Action”);
WHEREAS, the consolidated stockholder derivative litigation captioned Paul v. Plank, et al., Nos. 1:18-cv-02239 (D. Md.) and 24-1144 (4th Cir.) (the “Federal Derivative Action”), is currently on appeal in the United States Court of Appeals for the Fourth Circuit from the United States District Court for the District of Maryland (the “Federal Appeal,” and together with the Consolidated State Derivative Action and the Federal Derivative Action, the “Settling Actions”);
WHEREAS, (1) the stockholder plaintiffs in the Consolidated State Derivative Action, including James Kenney, Shawn Luger, Anthony Viskovich, Robert Lowinger, William L. Robison, and Oscar Weller (collectively, the “State Plaintiffs”); (2) Balraj Paul, plaintiff in the Federal Derivative Action (the “Federal Plaintiff,” and with the State Plaintiffs, “Plaintiffs”),
(3) individual defendants Kevin A. Plank, Brad Dickerson, George W. Bodenheimer, Douglas E. Coltharp, Jerri L. DeVard, Karen W. Katz, A.B. Krongard, Eric T. Olson, Harvey L. Sanders, Lawrence P. Molloy, Thomas J. Sippel, David E. Bergman, Mohamed A. El-Erian, Byron K. Adams, Jr., Patrik Frisk, Karl-Heinz Maurath, and William R. McDermott (collectively, the

“Individual Defendants”); (4) defendant Sagamore Development Company, LLC (“Sagamore”); and (5) nominal defendant Under Armour (together with the Individual Defendants and Sagamore, “Defendants”; and Defendants together with Plaintiffs, the “Settling Parties”) have entered into the Stipulation and Agreement of Settlement (the “Stipulation”) dated May 7, 2025, which sets forth the terms and conditions of a proposed settlement (the “Settlement”) that provides for the complete dismissal with prejudice of the Settling Actions, withdrawal of the Demands, a bar on further derivative litigation, and the release of the Released Claims on the terms and conditions set forth therein, subject to the approval of this Court;
WHEREAS, in accordance with the terms of the Stipulation, Lead Counsel for the State Plaintiffs sought entry of this Notice Order (i) approving the form and manner of providing notice of the Settlement to Current Under Armour Stockholders; and (ii) setting a schedule for Settlement-related proceedings, including briefing on Plaintiffs’ motion for final approval of the Settlement and a date for the Settlement Hearing, as defined herein;
WHEREAS, the Settling Parties request that the Court hold the Settlement Hearing approximately sixty (60) days from entry of the Notice Order; and
WHEREAS, the Court has read and considered the Stipulation and its exhibits, including:
(i) the proposed Notice of Proposed Settlement and of Settlement Hearing (the “Long-Form Notice”); (ii) the proposed Summary Notice of Pendency and Proposed Settlement of Derivative Actions (the “Summary Notice”); and (iii) the proposed Final Judgment and Order of Dismissal (the “Judgment”).
Finding that substantial and sufficient grounds exist for entering this Order, the Court hereby ORDERS as follows:

1.Unless otherwise defined in this Order, all capitalized terms used in this Order shall have the same meaning as set forth in the Stipulation.
2.A Settlement Hearing shall be held before the Court on , 202 , at
a.m./p.m., either in person at the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202, or by telephone or video conference, at which the Court will determine: (i) whether to approve the Settlement, on the terms and conditions set forth in the Stipulation, as fair, reasonable, and adequate and in the best interests of Under Armour and Under Armour’s stockholders; (ii) whether the notice effectuated pursuant to this Order met applicable legal and due process standards; (iii) whether the Court should enter the Judgment, substantially in the form of Exhibit C to the Stipulation, dismissing with prejudice the Consolidated State Derivative Action against all Defendants and releasing the Released Claims; (iv) whether the Court should approve Plaintiffs’ Counsel’s application for a Fee and Expense Award and Service Awards; and (v) such other matters as the Court deems appropriate.
3.The Court reserves: (i) the right to continue or to adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without any further notice to Current Under Armour Stockholders; (ii) the right to approve the proposed Settlement, with such modifications as the Settling Parties may agree to, without further notice to Current Under Armour Stockholders; and (iii) the right to hold the Settlement Hearing by telephone or video conference without further notice to Current Under Armour Stockholders. The Court may decide to enter its Judgment approving the Settlement and dismissing the Released Plaintiffs’ Claims against the Defendants and Released Defendants’ Persons with prejudice without regard for any ruling the Court may make with respect to the Fee and Expense Award or

Service Awards. The Court also may extend any of the deadlines set forth in this Order without further notice to Current Under Armour Stockholders.
4.The Court (i) approves the form and content of the Long-Form Notice attached to the Stipulation as Exhibit B-1 and the Summary Notice attached to the Stipulation as Exhibit B-2, and (ii) finds that the dissemination of the Long-Form Notice and Summary Notice, substantially in the manner and form set forth in this Order, is reasonable, constitutes due and sufficient notice to all Persons entitled thereto, and meets the requirements of due process and applicable law.
5.Within ten (10) business days of the Court’s entry of this Order (such deadline, the “Notice Date”): (i) Under Armour shall cause the Stipulation and its exhibits and Long-Form Notice to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form 8-K or other appropriate filing; (ii) Under Armour shall post the Long-Form Notice and the Stipulation and its exhibits on the “Investor Relations” portion of the Company’s corporate website through the Effective Date; (iii) Under Armour shall cause the publication in the notices section of Investors' Business Daily of the Summary Notice, which shall summarize the Long-Form Notice and direct stockholders to the Long-Form Notice and Stipulation posted on the “Investor Relations” portion of Under Armour’s corporate website; and (iv) Plaintiffs’ Lead Counsel shall each post the Court-approved Long-Form Notice and Stipulation on its website through the Effective Date. The costs of providing such notice shall be borne by the Settling Parties in accordance with paragraph 3.2 of the Stipulation.
6.At least seven (7) calendar days prior to the Settlement Hearing, (i) Under Armour shall file with the Court an appropriate affidavit or declaration with respect to the filing of the Form 8-K, publication of the Summary Notice, and posting of the Long-Form Notice and Stipulation, as provided in paragraph 5 of this Order; and (ii) Plaintiffs’ Lead Counsel shall file with the Court an appropriate affidavit or declaration with respect to the posting of the Long-Form Notice and Stipulation, as provided in paragraph 5 of this Order.
7.Any Current Under Armour Stockholder may appear at the Settlement Hearing to show cause why the proposed Settlement embodied in the Stipulation should not be approved; why the Judgment should not be entered thereon; or why the Fee and Expense Award or Service Awards should not be granted. However, no such Person shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, the Judgment to be entered approving the same, or the Fee and Expense Award or Service Awards, unless such Person has filed, and served on counsel as noted below, a written and signed notice of objection that includes: (i) the objector’s name, address, and telephone number (and if represented, that of his, her, or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) documentation establishing that the objector owned shares of Under Armour common stock as of May 7, 2025, and continues to hold such Under Armour stock; (iii) a statement of all of the objector’s objections to any matters before the Court, all of the objector’s grounds for the objections or reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing.
8.Any such written objection(s) and corresponding materials must be filed with the Clerk of the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100
N. Calvert St, Baltimore, MD 21202 at least twenty-one (21) days prior to the Settlement Hearing,

and served (by hand, first-class mail, or express service) by that same date on each of the following Settling Parties’ counsel :
For Plaintiffs:
Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: csmith@robbinsllp.com
ssanders@robbinsllp.com

For Defendants:

Samuel P. Groner
Michael P. Sternheim
FRIED, FRANK, HARRIS, SHRIVER &
JACOBSON LLP
One New York Plaza
New York, NY 10004
Telephone: (212) 859-8000
Facsimile: (212) 859-4000
E-mail: samuel.groner@friedfrank.com
michael.sternheim@friedfrank.com

James D. Wareham
FRIED, FRANK, HARRIS, SHRIVER &
JACOBSON LLP
801 17th Street, NW
Washington, DC 20006
Telephone: (202) 639-700
Facsimile: (202) 639-7003
E-mail: james.wareham@friedfrank.com
G. Stewart Webb, Jr. VENABLE LLP 750 East Pratt Street, Suite 900 Baltimore, MD 21202 Telephone: (410) 244-7400 Facsimile: (410) 244-7742 E-mail: gswebb@venable.com

9.Documentation establishing ownership of Under Armour common stock must consist of copies of monthly brokerage account statements or an authorized statement from the objector’s broker containing the information found in an account statement.

10.Unless the Court otherwise directs, no Person shall be entitled to object to the proposed Settlement, the proposed Judgment to be entered upon approval of the Settlement, the Fee and Expense Award, or to the Service Awards, or to otherwise be heard, except by serving and filing a written objection and supporting papers as prescribed above. Any Person who fails to object in the manner described above shall be (i) deemed to have forever waived the right to object to any aspect of the proposed Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards (including any right of appeal or collateral attack on any judgment entered with respect thereto); (ii) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards; and (iii) deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding with respect to any matters concerning the proposed Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards.
11.State Plaintiffs shall file and serve papers in support of their motion for final approval of the proposed Settlement and in support of the Fee and Expense Award and the Service Awards by not later than thirty-five (35) calendar days before the Settlement Hearing. Any objections thereto shall be filed and served no later than twenty-one (21) days prior to the Settlement Hearing. If reply papers are necessary, they shall be filed and served by no later than seven (7) days prior to the Settlement Hearing. Settling Parties shall be permitted to file reply papers regardless of whether they filed opening papers in support of the proposed Settlement. Only a single application for the Fee and Expense Award the Service Awards shall be filed by Lead Counsel for the State Plaintiffs on behalf of all Plaintiffs and Plaintiffs’ Counsel.
12.The Court stays all proceedings in the Consolidated State Derivative Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation.

13.Pending final determination of whether the Settlement is approved, the Court bars and enjoins all Plaintiffs, each and every other Under Armour stockholder (including their Related Persons) derivatively on behalf of the Company, and the Released Plaintiff Persons, from asserting, commencing, instigating, pursuing, prosecuting, or in any way participating in the commencement or prosecution of any action against the Defendants and Released Defendants’ Persons asserting any and all Released Plaintiffs’ Claims, and any other derivative litigation or demands, including books-and-records demands, based on or arising out of any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Settling Actions or the Demands, except for proceedings related to the Settlement itself.
14.The Stipulation (including any exhibits attached thereto), the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement shall not be deemed to be or offered, attempted to be offered, or used or referred to in any way by any Person as a presumption, a concession, an admission, or evidence of any fault, wrongdoing, or liability as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Settling Actions or with respect to any of the claims settled in the Settling Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any persons in the Settling Actions, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to the Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the

Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file the Stipulation and/or the Judgment in any action or proceeding that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
15.If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (i) all Settling Parties and Released Persons shall be restored to their respective positions in the Settling Actions on the date immediately prior to the execution of the Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) the Fee and Expense Award paid to Plaintiffs’ Counsel shall be refunded and returned in accordance with paragraph 4.2 of the Stipulation; (iv) the Settlement Fund (including any interest earned thereon, but less any taxes paid, due, or owing on any interest earned) shall be promptly refunded and returned, and in all cases within twenty (20) business days of the occurrence of the event causing the cancellation or termination of the Stipulation; and (v) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Settling Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties (except as to those provisions of the Stipulation that, by their express terms, are to remain in force in the event of a termination of the Stipulation) and shall not be used in the Settling Actions or in any other proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of the Stipulation, including but not limited to this Notice Order, shall be treated as vacated nunc pro tunc.

IT IS SO ORDERED this day of , 2025.

HON. AUDREY J.S. CARRIÓN CHIEF JUDGE OF THE CIRCUIT COURT FOR BALTIMORE CITY

EXHIBIT B-1

JAMES KENNEY, et al., Plaintiffs, v. KEVIN A. PLANK, et al., Defendants.	* * * * * *	IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-18-003939

NOTICE OF PROPOSED SETTLEMENT
AND OF SETTLEMENT HEARING
TO:     ALL OWNERS OF CLASS A COMMON STOCK OR CLASS C COMMON STOCK OF UNDER ARMOUR, INC. (“UNDER ARMOUR”) AS OF MAY 7, 2025 AND WHO CONTINUE TO HOLD SUCH UNDER ARMOUR COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING (“CURRENT UNDER ARMOUR STOCKHOLDERS”).
THIS NOTICE CONCERNS THE PENDENCY AND PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A CURRENT UNDER ARMOUR STOCKHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS IN CONNECTION WITH THE SETTLEMENT.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE LITIGATION THAT IS THE SUBJECT OF THE PROPOSED SETTLEMENT. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
THIS DERIVATIVE LITIGATION THAT IS THE SUBJECT OF THE PROPOSED SETTLEMENT IS NOT A “CLASS ACTION.” THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. THE DERIVATIVE CLAIMS HAVE BEEN ASSERTED ON BEHALF AND FOR THE BENEFIT OF UNDER ARMOUR. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT OR THE AMOUNT OF ATTORNEYS’ FEES AND EXPENSES DESCRIBED IN THIS NOTICE, YOU NEED NOT TAKE ANY ACTION.
YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Baltimore City Circuit Court (the “Court”), that a proposed settlement (the “Settlement”) has been reached in the following stockholder derivative actions: (i) Kenney v. Plank, et al., Lead Case No. 24-C-18- 003939 (Balt. City Cir. Ct. Md.) (the “Consolidated State Derivative Action”), pending in this Court; and (ii) Paul v. Plank, et al., Nos. 1:18-cv-02239 (D. Md.) and 24-1144 (4th Cir.) (the “Federal Derivative Action”), currently on appeal in the United States Court of Appeals for the Fourth Circuit from the United States District Court for the District of Maryland (the “Federal Appeal,” and together with the Consolidated State Derivative Action and the Federal Derivative Action, the “Settling Actions”). If the Court approves the proposed Settlement, you shall be forever barred from contesting the fairness, adequacy, and reasonableness of the proposed Settlement and from pursuing the Released Plaintiffs’ Claims.1
As explained below, a hearing will be held on at
.m., either in person at Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202 (the “Settlement Hearing”), or by telephone or video conference (at the discretion of the Court), at which the Court will determine: (i) whether the Settlement, on the terms and conditions set forth in the Stipulation and Agreement of Settlement entered into on May 7, 2025 (the “Stipulation”), is fair, reasonable, and adequate and in the best interests of Under Armour and Under Armour’s stockholders; (ii) whether the notice of the Settlement fully satisfies the requirements of due process and any other applicable laws; (iii) whether the Court should enter the Judgment, substantially in the form of Exhibit C to the Stipulation, dismissing with prejudice the Consolidated State Derivative Action against Defendants and releasing the Released Claims; (iv) whether the Court should approve Plaintiffs’ Counsel’s application for a Fee and Expense Award and Service Awards (the “Application”); and (vi) such other matters as the Court deems appropriate. You have an opportunity to be heard at this hearing.
The Court reserves: (i) the right to continue or to adjourn the Settlement Hearing from time to time or by oral announcement at the hearing or at any adjournment thereof, without any further notice to Current Under Armour Stockholders; (ii) the right to approve the proposed Settlement, with such modifications as the Settling Parties may agree to, without further notice to Current Under Armour Stockholders; and (iii) the right to hold the Settlement Hearing by telephone or video conference without further notice to Current Under Armour Stockholders.
The terms and conditions of the Settlement are summarized in this Notice and set forth in full in the Stipulation, by and among (i) the stockholder plaintiffs in the Consolidated State Derivative Action, including James Kenney, Shawn Luger, Anthony Viskovich, Robert Lowinger, William L. Robison, and Oscar Weller (collectively, the “State Plaintiffs”); (ii) Balraj Paul, plaintiff in the Federal Derivative Action (the “Federal Plaintiff,” and with the State Plaintiffs, “Plaintiffs”), (iii) individual defendants Kevin A. Plank, Brad Dickerson, George W. Bodenheimer, Douglas E. Coltharp, Jerri L. DeVard, Karen W. Katz, A.B. Krongard, Eric T. Olson, Harvey L. Sanders, Lawrence P. Molloy, Thomas J. Sippel, David E. Bergman, Mohamed A. El-Erian, Byron K. Adams, Jr., Patrik Frisk, Karl-Heinz Maurath, and William R. McDermott (collectively, the “Individual Defendants”); (iv) defendant Sagamore Development Company, LLC (“Sagamore”); and (v) nominal defendant Under Armour (together with the Individual Defendants and Sagamore, “Defendants;” and Defendants together with Plaintiffs, the “Settling
1 All capitalized terms used in this Notice that are not otherwise defined herein have the meanings provided in the Stipulation.

Parties”). You can obtain more information by reviewing the Stipulation, which is available on the “Investor Relations” page of Under Armour’s corporate website at https://about.underarmour.com/en-us/investors.html. If approved by the Court, the Settlement will fully and finally resolve the dispute and result in the dismissal with prejudice of the Settling Actions.
The Court has not determined the merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of any claim or defense asserted in the Settling Actions.
I.BACKGROUND OF THE SETTLING ACTIONS
A.Plaintiffs’ Allegations and Defendants’ Denials of Wrongdoing and Liability
1.Plaintiffs claim that from the third quarter of 2015 through the first half of 2017, certain current and former officers and directors of nominal defendant Under Armour breached fiduciary duties owed to the Company and its stockholders by making or permitting the publication of statements intended to create the impression that the strong demand that had fueled the Company’s extended streak of 20% year-over-year quarterly revenue growth would allow the Company to report similar growth for the foreseeable future. Plaintiffs allege the Individual Defendants knew when these statements were made that the impending bankruptcy of full-price retailer, The Sports Authority (“TSA”), would materially reduce sales, and that Under Armour had been relying on unsustainable sales practices to mask declining demand, including inducing full- price retailers to pull forward sales from future quarters into current quarters and selling excess inventory through low-margin discount retailers.
2.Plaintiffs allege these sales practices created revenue holes in future quarters and undercut future sales and margins by damaging relationships with full-price retailers. Plaintiffs allege that certain Individual Defendants acted on this non-public information, selling Under Armour stock for substantial profits before the combined impact of declining demand and unsustainable sales practices forced Under Armour in early 2017 to acknowledge slowing sales and then to reduce fiscal year 2017 revenue guidance in August 2017. On November 3, 2019, The Wall Street Journal reported that the U.S. Securities and Exchange Commission (“SEC”) was investigating the Company’s sales practices, and in July 2020, the SEC issued Wells Notices indicating that the Staff of the SEC had made a preliminary determination to recommend commencement of a civil action alleging violations of federal securities laws.
3.Plaintiffs contend that Under Armour suffered substantial damages as a result of the Individual Defendants’ alleged misconduct, including the costs of defending and resolving the SEC investigation and a class action alleging violations of the federal securities laws (In re Under Armour Securities Litigation, No. 1:17-cv-00388 (D. Md.) (the “Securities Action”)), and reputational injuries that increased the Company’s costs of capital and debt, and reduced sales and margins.
4.Defendants have denied and continue to deny each and all of the claims and contentions alleged against them by the Plaintiffs in the Settling Actions, including all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Settling Actions. Defendants also have denied and continue to deny, among other things, the allegations that the Plaintiffs, Under Armour, or Current Under Armour Stockholders have suffered damage as a result of actions or inaction of Under Armour’s Board of Directors (the “Board”). Defendants believe that they have substantial and meritorious defenses to the claims alleged against them. Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Under Armour and Current Under Armour Stockholders.
B.The Consolidated State Derivative Action
1.On February 21, 2017, counsel for plaintiff Shawn Luger sent Under Armour’s Board of Directors (the “Board”) a litigation demand stating factual and legal allegations upon which certain of the foregoing claims are based. Plaintiff Luger demanded that the Board investigate and commence litigation, if necessary, to obtain redress from the Individual Defendants. In response, the Board formed a committee, which, with the assistance of its own counsel, investigated the allegations in plaintiff Luger’s demand. Following that investigation, the Board determined to refuse plaintiff Luger’s demand. On August 7, 2017, counsel for the Company notified plaintiff Luger’s counsel of the Board’s decision.
2.On April 28, 2017, counsel for plaintiff James Kenney sent the Board a litigation demand detailing factual and legal allegations upon which certain of the foregoing claims and damages are based, as well as an additional claim for corporate waste arising from the Company’s purchase of real estate from entities controlled by defendant Plank through defendant Sagamore (the “Real Estate Claims”). Plaintiff Kenney demanded that the Board investigate and commence litigation, if necessary, to secure redress from the Individual Defendants, and adopt a range of corporate governance measures designed to prevent recurrence of the alleged wrongdoing. Plaintiff Kenney’s demand was referred to the same Board committee that investigated the allegations in plaintiff Luger’s demand, and that committee, with the assistance of its own counsel, investigated the allegations in plaintiff Kenney’s demand. Following that investigation, the Board determined to refuse plaintiff Kenney’s demand. On November 10, 2017, counsel for the Company notified plaintiff Kenney’s counsel of the Board’s decision.
3.After exchanging correspondence with counsel for the Company regarding the bases for the Board’s decision to refuse his demand, on June 29, 2018, plaintiff Kenney filed a stockholder derivative complaint in this Court alleging that the Board had wrongfully refused his litigation demand, and asserting claims for breach of fiduciary duty, unjust enrichment, and waste on behalf of the Company against the Individual Defendants. On July 25, 2018, plaintiff Luger filed a complaint in this Court asserting similar allegations and claims. The cases were designated for inclusion in the Court’s Business and Technology Case Management Program and assigned to Judge Audrey J.S. Carrión. On October 19, 2018, the Court ordered the cases consolidated for all purposes under the caption, Kenney v. Plank, et al., Case No.: 24-C-18-003939.
4.On November 9, 2018, pursuant to the stipulation of the parties, the Court appointed Robbins LLP (f.d.b.a., Robbins Arroyo LLP) as Lead Counsel for State Plaintiffs in the Consolidated State Derivative Action, responsible for coordinating State Plaintiffs’ activities, appearances, and notices, representing State Plaintiffs in connection with motions, discovery, pre- trial, and trial proceedings, and with authority to negotiate and enter into binding agreements with defense counsel. The Court’s order also adopted a schedule for the filing of a consolidated complaint and defendants’ response(s) thereto.
5.On December 10, 2018, State Plaintiffs filed their consolidated complaint (the “Consolidated Kenney Complaint”) and a motion to strike the Court’s notification of contemplated dismissal of defendant Olson, which was subsequently granted. The Consolidated Kenney Complaint asserted claims similar to those asserted in the demands sent by Luger and Kenney, including the Real Estate Claims.
6.On December 20, 2018, the parties filed a stipulation governing the schedule for briefing and hearing on defendants’ motion to stay the action, and then completed briefing on the contested motion. The Court heard argument, and, on March 29, 2019, ordered all proceedings stayed pending entry of final, non-appealable judgments in (1) the Securities Action, and (2) King v. Plank, et al., No. 18-cv-01264-GLR and Mioduszewski v. Plank, et al., 18-cv-01084-GLR, cases asserting claims similar to the Real Estate Claims asserted in the Kenney action. The order provided that the stay was subject to State Plaintiffs’ right to seek to lift the stay at any time for good cause shown based upon extraordinary and unforeseen developments.
7.On March 20, 2019, the King and Mioduszewski actions were consolidated. The defendants in the consolidated action moved to dismiss and, following briefing, the district court granted defendants’ motion to dismiss the consolidated action on March 30, 2020. No appeal was taken.
8.On May 28, 2020, plaintiffs Kenney and Luger presented a joint litigation demand to the Board supplementing their allegations based on information that became public after their initial demands were presented and refused by the Board, including facts relating to the SEC investigation and additional facts disclosed in filings in the Securities Action (the “Kenney-Luger Demand”). In response, the Board formed a committee (the “Review Committee”), which, with the assistance of its own counsel, investigated the allegations in the Kenney-Luger Demand. Following that investigation, the Board determined to refuse the Kenney-Luger Demand. On November 17, 2020, counsel for the Company notified counsel for Luger and Kenney of the Board’s decision. On May 19, 2021, the parties entered into a confidentiality agreement pursuant to which the Company provided State Plaintiffs with copies of the investigation report prepared by the Review Committee.
9.In August and October 2020, two stockholder derivative actions were filed in this Court against several of the Individual Defendants, including claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint and/or the Kenney-Luger Demand. Sua sponte the Court ordered both actions consolidated with and into the lead case in the Consolidated State Derivative Action, subject to the consolidation, leadership, and other orders entered in the lead case.
10.In 2022, 2023, and 2024, Lead Counsel for State Plaintiffs filed a series of status reports providing updates on the related actions behind which the Consolidated State Derivative Action was stayed. State Plaintiffs reported that two of the actions, King v. Plank, et al., and Mioduszewski v. Plank, et al., had been dismissed with prejudice in March 2020 and that the related

Securities Action remained pending. The Consolidated State Derivative Action remained stayed under the terms of the Court’s stay order.
11.Following dismissal of the Federal Derivative Action (see infra), on October 27, 2023, plaintiffs Anthony Viskovich, Robert Lowinger, Oscar Weller, and William Robison, each of whom had been plaintiffs in the Federal Derivative Action prior to its dismissal, filed a stockholder derivative complaint in this Court captioned, Viskovich, et al. v. Plank, et al., Case No. 24-C-23-004641 (“Viskovich State Action”). The complaint in the Viskovich State Action includes claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint and/or the Kenney-Luger Demand. The Viskovich State Action plaintiffs assert derivative standing on the ground that the Board wrongfully refused their litigation demands, based in part on the Board’s alleged failures to disclose the existence of the SEC’s investigation and to evaluate the implications of the SEC’s July 2020 Wells Notices.
12.On December 8, 2023, State Plaintiffs filed a status report advising the Court that Lead Counsel in the Consolidated State Derivative Action had met and conferred with counsel for the parties in Viskovich State Action regarding the terms and conditions of a stipulation and proposed order consolidating the actions. On March 20, 2024, the Court approved the stipulation and entered an order consolidating the Viskovich State Action with and into the Consolidated State Derivative Action, subject to the orders entered to date in the Consolidated State Derivative Action.
C.The Federal Derivative Action
1.On July 5, 2017, counsel for plaintiff Paul sent the Board a litigation demand setting forth factual and legal allegations upon which certain of Plaintiffs’ claims and damages are based. Plaintiff Paul demanded that the Board investigate and commence litigation, if necessary, to secure redress from the Individual Defendants, and adopt a range of corporate governance measures designed to prevent recurrence of the alleged wrongdoing. Plaintiff Paul’s demand was referred to the same Board committee that investigated the allegations in the original demands by plaintiffs Luger and Kenney, and that committee, with the assistance of its own counsel, investigated the allegations. Following that investigation, the Board determined to refuse plaintiff Paul’s demand. On November 10, 2017, counsel for the Company notified plaintiff Paul’s counsel of the Board’s decision.
2.On July 23, 2018, plaintiff Paul commenced the Federal Derivative Action by filing a Verified Shareholder Derivative Complaint in the U.S. District Court for the District of Maryland (the “District Court”). Plaintiff Paul’s complaint asserted claims for breach of fiduciary duty and unjust enrichment against the Individual Defendants and included claims that were substantially similar to the claims asserted in the Consolidated Kenney Complaint. Plaintiff Paul alleged derivative standing on grounds that the Board had wrongfully refused his litigation demand. Pursuant to the parties’ stipulation, the District Court stayed the action pending developments in the related Securities Action.
3.While the Federal Derivative Action was stayed, The Wall Street Journal reported on November 3, 2019, that the SEC was investigating the Company’s sales practices, and in July 2020, the Company and two of its executives received Wells Notices. Plaintiff Paul then served a new litigation demand on the Board. Plaintiffs Viskovich, Lowinger, Weller, and Robison also sent similar litigation demands to the Board. These demands were all referred to the Review Committee, which, with the assistance of its own counsel, investigated the allegations. Following that investigation, the Board determined to refuse those demands. Counsel for the Company subsequently notified counsel to plaintiffs Paul, Viskovich, Lowinger, Weller, and Robison of the Board’s decision.
4.On November 20, 2020, plaintiff Viskovich filed a stockholder derivative action in the District Court (the “Viskovich Federal Action”). In January 2021, the defendants in the Federal Derivative Action moved to consolidate the Viskovich Federal Action, as well as two other related stockholder derivative actions, into the Federal Derivative Action. On January 27, 2021, the District Court granted the defendants’ motion.
5.On August 5, 2021, plaintiffs Paul and Viskovich jointly filed a motion seeking to file an amended complaint and to add Lowinger, Weller, and Robison as parties to the Federal Derivative Action. The District Court granted the motion on November 21, 2022, and the amended complaint was designated as the operative consolidated complaint (the “Consolidated Federal Complaint”) in the Federal Derivative Action on April 24, 2023.
6.On June 23, 2023, the defendants in the Federal Derivative Action filed a motion to dismiss the Consolidated Federal Complaint for failure to state a claim pursuant to Rules 23.1 and 12(b)(6), and for lack of subject matter jurisdiction under Rule 12(b)(1). The plaintiffs filed their opposition brief on August 22, 2023. On September 27, 2023, the District Court entered a dismissal order, which granted the defendants’ motion to dismiss for lack of subject matter jurisdiction and dismissed the claims in the Federal Derivative Action without prejudice.
7.Following this dismissal, plaintiffs Viskovich, Lowinger, Weller, and Robison filed the Viskovich State Action (as described above), which was subsequently consolidated into the Consolidated State Derivative Action.
8.On October 11, 2023, plaintiff Paul filed a Motion for Reconsideration or Leave to Amend seeking reconsideration of the dismissal of the Federal Derivative Action, or in the alternative, to grant leave to file an amended complaint. Following briefing on the reconsideration motion, the District Court entered an order denying the motion.
9.On February 7, 2024, plaintiff Paul filed the Federal Appeal. Briefing was complete as of July 22, 2024, and the Federal Appeal remains pending. On February 20, 2025, the parties to the Federal Appeal filed a motion with the appellate court jointly requesting a stay of the Federal Appeal, pending settlement proceedings in the Court. On April 10, 2025, the appellate court granted the parties’ motion to stay, and the Federal Appeal is being held in abeyance.
D.The Settlement Negotiations
1.In June 2024, the Settling Parties began exploratory discussions regarding the possibility of scheduling a global mediation facilitated by Hon. Layn Phillips (Ret.) of Phillips ADR Enterprises (the “Mediator”), who had successfully mediated the negotiations that resulted in the settlement of the Securities Action.

2.During the summer and fall of 2024, the Settling Parties worked through issues relating to the merits, disagreements regarding mediation format and timing, and complex insurance coverage questions before agreeing to participate in a formal in-person mediation session. Counsel for the Settling Parties caucused jointly and separately with the Mediator and his team in telephonic and video conferences, and exchanged confidential documents and other information bearing on the merits, damages, and insurance issues. Counsel for Plaintiffs reviewed and evaluated the relevant insurance policies and the coverage positions taken by the primary and excess insurers. The Mediator facilitated numerous discussions regarding the implications of the insurance policy exclusions, coverage limits, and positions taken by the various insurers for the range of potential settlement frameworks, including moderating direct discussions between Plaintiffs’ Counsel and Under Armour’s insurance counsel. While significant challenges remained following those exchanges, the Settling Parties agreed that sufficient progress had been made to warrant scheduling an in-person mediation session on October 28, 2024.
3.On October 4, 2024, Plaintiffs conveyed a superseding global settlement demand to defense counsel and the Mediator that provided a comprehensive summary of the alleged factual bases for Plaintiffs’ claims and alleged damages, and proposed a settlement framework centering on monetary and non-monetary consideration.
4.On October 18, 2024, the Settling Parties exchanged detailed mediation statements addressing the facts and law bearing on the claims, damages, and anticipated defenses. In response to a request from the Mediator, in the days leading up to the New York mediation, the Plaintiffs and Defendants each submitted proposed settlement term sheets covering material deal points. On October 25, 2024, Plaintiffs conveyed to Defendants a series of corporate governance reforms that they proposed to be implemented at Under Armour in connection with a settlement of the Settling Actions.
5.On October 28, 2024, representatives of the Settling Parties attended an in-person mediation session in New York City. Throughout the day and into the evening, the Settling Parties met in joint and separate sessions facilitated by the Mediator. The Settling Parties did not reach a settlement but agreed that enough progress had been made to warrant continuing settlement negotiations facilitated by the Mediator.
6.Over the next two and one-half months, under the auspices of the Mediator, counsel for the Settling Parties continued their negotiations, exchanging additional confidential information, evolving settlement frameworks, and numerous written proposals and counter- proposals.
7.The Settling Parties continued their negotiations with the Mediator’s assistance and brought them to a successful conclusion in January 2025. The negotiations culminated in an agreement in principle on the material substantive terms of the Settlement. The Settling Parties then negotiated a Term Sheet reflecting the substantive consideration for the Settlement, including that Defendants would cause their insurers to pay the Company $8.9 million, the Board and the Company would adopt, implement, and maintain a package of corporate governance enhancements, and the Settling Parties would incorporate these and other material terms into a formal stipulation and agreement of settlement to be presented to the Court for approval. The Settling Parties’ counsel executed the Term Sheet on January 18, 2025. Thereafter, the Settling Parties negotiated and reached agreement upon the formal operative terms of the Settlement as set forth in the Stipulation.
8.After executing the term sheet, counsel for the Settling Parties commenced arm’s- length negotiations with the Mediator’s assistance to determine the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits. Following a series of written and telephonic exchanges, the Mediator issued a double-blind mediator’s recommendation that Plaintiffs’ Counsel may seek a fee and expense amount of up to $4.75 million, subject to the Court’s approval. The Settling Parties accepted the Mediator’s recommendation.
II.TERMS OF THE SETTLEMENT
1.The principal terms, conditions, and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation and Exhibit A thereto, which have been filed with the Court and are available at a link on Under Armour’s website at the Investor Relations page at https://about.underarmour.com/en- us/investors.html. The following is only a summary of its terms.
2.Pursuant to the Settlement, and in consideration for the Settlement and release of all of the Released Claims, (i) the Company, on behalf of Defendants, shall cause payment of funds from the Individual Defendants’ insurance carriers to the Company in the amount of $8,900,000.00 (the “Settlement Fund”); and (ii) the Board and the Company shall, within sixty (60) calendar days of the Effective Date, adopt and/or amend all resolutions, committee charters, Corporate Governance guidelines, and/or other corporate policies as may be necessary to ensure the adoption, implementation, and adherence to the corporate governance, oversight, and internal controls measures (the “Enhancements”) for a period of no less than three (3) years from the Effective Date. The Enhancements are set forth in Exhibit A to the Stipulation and include: (1) adoption of a formal Disclosure Committee Charter; (2) enhancements to the Board’s Audit Committee functions; (3) enhanced rules with regard to matters relating to trading of the Company’s securities; (4) enhanced Corporate Governance Guidelines; (5) enhanced director training and continuing education; (6) an enhanced Board annual self-evaluation process; and (7) enhanced third-party evaluation of Under Armour’s internal audit functions.
3.Under Armour’s Board, including each of its independent, non-defendant directors, acting by unanimous resolution, has determined in the informed, good faith exercise of their business judgment that: (i) Plaintiffs’ litigation and settlement efforts in the Settling Actions are the cause of the Board’s agreement to adopt, implement, and maintain the Enhancements for the agreed term; (ii) the Enhancements confer corporate benefits upon the Company and its stockholders; and (iii) the Settlement is in all respects fair, reasonable, and adequate, and serves the best interests of the Company and its stockholders.

III.REASONS FOR THE SETTLEMENT
1.Plaintiffs’ Counsel believe that the claims asserted on behalf of Under Armour have merit, and do not concede the merit of any of Defendants’ defenses. Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Settling Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, based upon the substantial value of the Settlement’s benefits to Under Armour relative to the substantial delay, expense, management distraction, and great uncertainty and risk associated with continued litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, and procedural rules, and their assessment of the best interests of Under Armour and its stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement serves the best interests of Under Armour and its stockholders, and have therefore agreed to resolve the Settling Actions upon the terms and subject to the conditions set forth in the Stipulation.
2.Defendants have denied and continue to deny the allegations of wrongdoing, liability, and violation of any laws and the existence of any damages asserted against them. Defendants believe they have substantial and meritorious defenses to the claims alleged against them. Defendants assert that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Under Armour and its stockholders. Defendants have concluded that further litigation would be time-consuming and expensive. After weighing the costs, disruption, and distraction of further litigation, they have determined that, in order to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, the litigation should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants’ entry into the Stipulation is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Settling Actions.
IV.RELEASES & DISMISSAL
1.The Settlement will become effective on the Effective Date, when all events upon which the Settlement is conditioned have occurred, including but not limited to (a) the entry of the Judgment approving the Settlement and dismissing the Consolidated State Derivative Action with prejudice; (b) the Judgment becoming Final; and (c) the filing by Federal Plaintiff of a dismissal agreement providing for the dismissal of the Federal Appeal, signed by all parties to the Federal Appeal, in accordance with Rule 42(b)(1) of the Federal Rules of Appellate Procedure. Upon the Effective Date, all Demands shall be deemed withdrawn by operation of law.
2.Upon the Effective Date, the Company, Plaintiffs, each and every other Under Armour stockholder (including their Related Persons) derivatively on behalf of the Company, and the Released Plaintiff Persons shall completely, fully, finally and forever release, relinquish, settle, waive, and discharge each and all of the Released Plaintiffs’ Claims against the Defendants and Released Defendant Persons and shall forever be barred and enjoined from commencing, instituting, prosecuting, or participating in any action or proceeding, in any court, tribunal or forum, asserting Released Plaintiffs’ Claims and any and all claims and causes of action of every nature and description, whether known or unknown (including Unknown Claims), whether arising under state, federal, common, or foreign law, that Plaintiffs asserted in any of the Settling Actions or could have asserted derivatively on behalf of the Company in the Settling Actions or in any other forum that are based on, arise out of, relate to, or involve the allegations, facts, or circumstances set forth in the Settling Actions or the Demands, except for claims relating to the enforcement of the Settlement.
3.Upon the Effective Date, each of the Defendants, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Plaintiffs and Released Plaintiff Persons.
4.Nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce the Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment.
5.THE ABOVE DESCRIPTION OF THE PROPOSED RELEASES IS A SUMMARY. The complete terms, including the complete definitions of the Effective Date, Released Defendants’ Claims, Released Defendants’ Persons, Released Plaintiffs’ Claims, Released Plaintiffs’ Persons, and Unknown Claims, are set forth in the Stipulation, which is available on the “Investor Relations” page of Under Armour’s corporate website, at https://about.underarmour.com/en-us/investors.html.
V.PLAINTIFFS’ COUNSEL’S APPLICATION FOR A FEE AND EXPENSE AWARD
1.After executing the Term Sheet memorializing the material substantive terms of the Settlement, the Settling Parties commenced arm’s-length negotiations, with the Mediator’s assistance, to determine the appropriate amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits and the risks assumed by Plaintiffs’ Counsel in pursuing the Settling Actions on contingency. Following a series of written and telephonic exchanges and joint and separate discussions with the Mediator structured around the relevant factors identified in governing case law, the Settling Parties accepted the Mediator’s recommendation that Plaintiffs’ Counsel may seek a fee and expense amount of up to $4.75 million (the “Fee and Expense Amount”), subject to the Court’s approval. The Fee and Expense Amount or such lesser amount as may be approved by the Court (the “Fee and Expense Award”) shall be paid solely from and out of the Settlement Fund.
2.The Fee and Expense Amount shall be subject to the Court’s approval. Court approval of the Settlement is not contingent or conditioned upon resolution of any question relating to the Fee and Expense Amount or the Fee and Expense Award, and the Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any question relating to attorneys’ fees and expenses. A decision by the Court to approve some lesser amount or to award no fees and expenses, or any changes in the amount approved by the Court resulting from any appeal from the Final Judgment and Order of Dismissal, will not affect the finality of the Settlement.
3.The Settling Parties agree that the Fee and Expense Award shall fully satisfy any and all claims for an award of attorneys’ fees and expenses in connection with the Consolidated State Derivative Action, the Federal Derivative Action, or the Settlement. No Defendant (including

Under Armour) shall be liable for or obligated to pay any fees, expenses, costs, or disbursements, or to incur any expense on behalf of, Plaintiffs, Plaintiffs’ Counsel, or any counsel purporting to represent any other Under Armour stockholder, directly or indirectly, in connection with the Consolidated State Derivative Action, the Federal Derivative Action, or the Settlement, except as expressly provided for in the Stipulation.
4.Plaintiffs’ Counsel may apply to the Court for service awards of up to $4,000 to each Plaintiff, to be paid exclusively from any Fee and Expense Award, subject to Court approval, in consideration for the role in securing the Settlement’s benefits. A decision by the Court not to approve or to reduce any requested service award shall have no effect on the Settlement. Neither Under Armour nor any of the Defendants shall be liable for any portion of any Court-approved service award.
VI.SETTLEMENT HEARING AND RIGHT TO APPEAR AND OBJECT
1.The Court will hold the Settlement Hearing on , at
.m., either in person at the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202, or by telephone or video conference (in the discretion of the Court).
2.Please Note: The date and time of the Settlement Hearing may change without further written notice to Current Under Armour Stockholders. In order to determine whether the date and time of the Settlement Hearing have changed, or whether Current Under Armour Stockholders must or may participate by telephone or video, it is important that you monitor the Court’s docket before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or remote appearances at the hearing, will be posted to the Court’s docket.
3.At the Settlement Hearing, the Court will determine: (i) whether the Settlement, on the terms and conditions set forth in the Stipulation, is fair, reasonable, and adequate and in the best interests of Under Armour and Under Armour’s stockholders; (ii) whether the notice of the Settlement fully satisfies the requirements of due process and any other applicable laws; (iii) whether the Court should enter the Judgment, substantially in the form of Exhibit C to the Stipulation, dismissing with prejudice the Consolidated State Derivative Action against Defendants and releasing the Released Claims; (iv) whether the Court should approve the Application; and (vi) such other matters as the Court deems appropriate.
4.You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the proposed Settlement or the Fee and Expense Amount, or to otherwise present evidence or argument that may be proper and relevant. However, no Current Under Armour Stockholders shall be heard or entitled to contest the approval of the proposed Settlement, the Judgment to be entered approving the same, or the Application, unless such Person has filed, and served on counsel as noted below, a written and signed notice of objection that includes: (i) the objector’s name, address, and telephone number (and if represented, that of his, her, or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) documentation establishing that the objector owned shares of Under

Armour common stock as of May 7, 2025, and continues to hold such Under Armour stock; (iii) a statement of all of the objector’s objections to any matters before the Court, all of the objector’s grounds for the objections or reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing.
5.If you wish to object, you must file any such written objection(s) and corresponding materials with the Clerk of the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202, on or before , 2025, and serve (by hand, first-class mail, or express service) such written objection(s) and corresponding materials by that same date on each of the following Settling Parties’ counsel:

For Plaintiffs:
Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: csmith@robbinsllp.com
ssanders@robbinsllp.com

For Defendants:

Samuel P. Groner
Michael P. Sternheim
FRIED, FRANK, HARRIS, SHRIVER &
JACOBSON LLP
One New York Plaza
New York, NY 10004
Telephone: (212) 859-8000
Facsimile: (212) 859-4000
E-mail: samuel.groner@friedfrank.com
michael.sternheim@friedfrank.com

James D. Wareham
FRIED, FRANK, HARRIS, SHRIVER &
JACOBSON LLP
801 17th Street, NW
Washington, DC 20006
Telephone: (202) 639-700
Facsimile: (202) 639-7003

G. Stewart Webb, Jr. VENABLE LLP 750 East Pratt Street, Suite 900 Baltimore, MD 21202 Telephone: (410) 244-7400 Facsimile: (410) 244-7742 E-mail: gswebb@venable.com

E-mail: james.wareham@friedfrank.com

6.Documentation establishing ownership of Under Armour common stock must consist of copies of monthly brokerage account statements or an authorized statement from the objector’s broker containing the information found in an account statement.
7.Unless the Court otherwise directs, no Person shall be entitled to object to the proposed Settlement, the proposed Judgment to be entered upon approval of the Settlement, the Fee and Expense Award, or to the Service Awards, or to otherwise be heard, except by serving and filing a written objection and supporting papers as prescribed above. Any Person who fails to object in the manner described above shall be (a) deemed to have forever waived the right to object to any aspect of the proposed Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards (including any right of appeal or collateral attack); (b) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards; and (c) deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding with respect to matters concerning the proposed Settlement, the Judgment, the Fee and Expense Award, and/or the Service Awards.
VII.HOW TO OBTAIN ADDITIONAL INFORMATION ABOUT THE SETTLEMENT
1.This Notice does not purport to be a comprehensive description of the Settlement. For the full details of the Settlement, you may review the Stipulation filed with the Court, which, along with the pleadings and records of the Consolidated State Derivative Action, may be inspected during business hours at the office of the Clerk of the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202. The Stipulation is also available on the “Investor Relations” page of Under Armour’s corporate website at https://about.underarmour.com/en-us/investors.html.
2.If you have questions regarding the Settlement, you may call the following counsel for Plaintiffs:
Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
csmith@robbinsllp.com
ssanders@robbinsllp.com

PLEASE DO NOT CONTACT THE COURT OR UNDER ARMOUR REGARDING THIS NOTICE.
Form and substance approved by Court Order dated , 2025.

EXHIBIT B-2

JAMES KENNEY, et al., Plaintiffs, v. KEVIN A. PLANK, et al., Defendants.	* * * * * *	IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-18-003939

SUMMARY NOTICE OF PENDENCY AND PROPOSED
SETTLEMENT OF DERIVATIVE ACTIONS

TO:     ALL OWNERS OF CLASS A COMMON STOCK OR CLASS C COMMON STOCK OF UNDER ARMOUR, INC. (“UNDER ARMOUR”) AS OF MAY 7, 2025 AND WHO CONTINUE TO HOLD SUCH UNDER ARMOUR COMMON STOCK AS OF THE DATE OF THE SETTLEMENT HEARING (“CURRENT UNDER ARMOUR STOCKHOLDERS”).

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Baltimore City Circuit Court (the “Court”), that a proposed settlement1 (“Settlement”) has been reached in the following stockholder derivative actions: (i) Kenney v. Plank, et al., Lead Case No. 24-C-18-003939 (Balt. City Cir. Ct. Md.) (the “Consolidated State Derivative Action”), pending in this Court; and (ii) Paul v. Plank, et al., Nos. 1:18-cv-02239 (D. Md.) and 24-1144 (4th Cir.) (the “Federal Derivative Action”), currently on appeal in the United States Court of Appeals for the Fourth Circuit from the United States District Court for the District of Maryland (the “Federal Appeal,” and together with the Consolidated State Derivative Action and the Federal Derivative Action, the “Settling Actions”). If the Court approves the proposed Settlement, you shall be forever barred from contesting the fairness, adequacy, and reasonableness of the proposed Settlement and from pursuing the Released Plaintiffs’ Claims.
This is a summary notice only. This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. For additional information about the claims asserted in the Settling Actions and the terms of the proposed Settlement, please refer to the documents filed in the Settling Actions, the Stipulation, and the Long-Form Notice. The Stipulation and Long-Form Notice may be viewed on the “Investor Relations” page of Under Armour’s corporate website, at https://about.underarmour.com/en-us/investors.html.

1 All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement dated May 7, 2025 (the “Stipulation”).

A hearing will be held on at .m., either in person at Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202 (the “Settlement Hearing”), or by telephone or video conference (at the discretion of the Court), at which the Court will determine: (i) whether the Settlement, on the terms and conditions set forth in the Stipulation, is fair, reasonable, and adequate and in the best interests of Under Armour and Under Armour’s stockholders; (ii) whether the notice of the Settlement fully satisfies the requirements of due process and any other applicable laws; (iii) whether the Court should enter the Judgment, substantially in the form of Exhibit C to the Stipulation, dismissing with prejudice the Consolidated State Derivative Action against Defendants and releasing the Released Claims; (iv) whether the Court should approve Plaintiffs’ Counsel’s application for a Fee and Expense Award and Service Awards; and (v) such other matters as the Court deems appropriate. You have an opportunity to be heard at this hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or remote appearances at the hearing, will be posted to the docket of the Court.
You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the proposed Settlement or the Fee and Expense Amount and/or Service Awards, or to otherwise present evidence or argument that may be proper and relevant. However, no Current Under Armour Stockholder shall be heard or entitled to contest the approval of the proposed Settlement, the Judgment to be entered approving the same, or the Fee and Expense Amount and/or Service Awards, unless such Person has filed, and served on counsel as noted below, a written and signed notice of objection that includes: (i) the objector’s name, address, and telephone number (and if represented, that of his, her, or its counsel), along with a representation as to whether the objector intends to appear at the Settlement Hearing; (ii) documentation establishing that the objector owned shares of Under Armour common stock as of May 7, 2025 and continues to hold such Under Armour stock; (iii) a statement of all of the objector’s objections to any matters before the Court, all of the objector’s grounds for the objections or reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; and (iv) if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Hearing.
If you wish to object, you must file any such written objection(s) and corresponding materials with the Clerk of the Baltimore City Circuit Court, located at the Clarence M. Mitchell, Jr. Courthouse, 100 N. Calvert St, Baltimore, MD 21202, on or before , 2025, and serve (by hand, first-class mail, or express service) such written objection(s) and corresponding materials by that same date on each of the following Settling Parties’ counsel:
For Plaintiffs:
Craig W. Smith
Shane P. Sanders
ROBBINS LLP

5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: csmith@robbinsllp.com
ssanders@robbinsllp.com
For Defendants:

Samuel P. Groner
Michael P. Sternheim
FRIED, FRANK, HARRIS, SHRIVER &
JACOBSON LLP
One New York Plaza
New York, NY 10004
Telephone: (212) 859-8000
Facsimile: (212) 859-4000
E-mail: samuel.groner@friedfrank.com
michael.sternheim@friedfrank.com

James D. Wareham
FRIED, FRANK, HARRIS, SHRIVER &
JACOBSON
801 17th Street, NW
Washington, DC 20006
Telephone: (202) 639-700
Facsimile: (202) 639-7003
E-mail: james.wareham@friedfrank.com
G. Stewart Webb, Jr. VENABLE LLP 750 East Pratt Street, Suite 900 Baltimore, MD 21202 Telephone: (410) 244-7400 Facsimile: (410) 244-7742 E-mail: gswebb@venable.com

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT AND SERVED ON THE ABOVE-LISTED COUNSEL TO THE PARTIES NO LATER THAN , 2025.
Any Person who fails to object in the manner described above shall be (i) deemed to have forever waived the right to object to any aspect of the proposed Settlement, the Judgment and, the Fee and Expense Award and/or the Service Awards (including any right of appeal or collateral attack); be (ii) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Final Judgment and Order of Dismissal entered upon the Settlement, or the Fee and Expense Award and/or the Service Awards; and be (iii) deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding with respect to matters concerning the proposed Settlement, the Judgment, or the Fee and Expense Award and/or the Service Awards.
PLEASE NOTE: Because the Settlement involves the resolution of stockholder derivative actions, which were brought on behalf of and for the benefit of the Company, the benefits from the Settlement will go to Under Armour. Current Under Armour Stockholders will not receive any direct payment as a result of the Settlement. ACCORDINGLY, THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT.
STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS SUMMARY NOTICE.
Questions regarding this Summary Notice, the Settling Actions, and the Settlement should be made to the following counsel for Plaintiffs:

Craig W. Smith
Shane P. Sanders
ROBBINS LLP
5060 Shoreham Place, Suite 300
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991
E-mail: csmith@robbinsllp.com
ssanders@robbinsllp.com

PLEASE DO NOT CONTACT THE COURT OR UNDER ARMOUR REGARDING THIS NOTICE.

By Order of the Court

EXHIBIT C

JAMES KENNEY, et al., Plaintiffs, v. KEVIN A. PLANK, et al., Defendants.	* * * * * *	IN THE CIRCUIT COURT FOR BALTIMORE CITY Case No. 24-C-18-003939

[PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL
WHEREAS, the above-captioned stockholder derivative litigation on behalf of nominal defendant Under Armour, Inc. (“Under Armour” or the “Company”) is pending in this Court (the “Consolidated State Derivative Action”);
WHEREAS, there is related stockholder derivative litigation captioned Paul v. Plank, et al., Nos. 1:18-cv-02239 (D. Md.) and 24-1144 (4th Cir.) (the “Federal Derivative Action”), currently on appeal in the United States Court of Appeals for the Fourth Circuit from the United States District Court for the District of Maryland (the “Federal Appeal,” and together with the Consolidated State Derivative Action and the Federal Derivative Action, the “Settling Actions”); WHEREAS, (i) the stockholder plaintiffs in the Consolidated State Derivative Action, including James Kenney, Shawn Luger, Anthony Viskovich, Robert Lowinger, William L. Robison, and Oscar Weller (collectively, the “State Plaintiffs”); (ii) Balraj Paul, plaintiff in the Federal Derivative Action (the “Federal Plaintiff,” and with the State Plaintiffs, “Plaintiffs”); (iii) individual defendants Kevin A. Plank, Brad Dickerson, George W. Bodenheimer, Douglas E. Coltharp, Jerri L. DeVard, Karen W. Katz, A.B. Krongard, Eric T. Olson, Harvey L. Sanders, Lawrence P. Molloy, Thomas J. Sippel, David E. Bergman, Mohamed A. El-Erian, Byron K. Adams, Jr., Patrik Frisk, Karl-Heinz Maurath, and William R. McDermott (collectively, the “Individual Defendants”); (iv) defendant Sagamore Development Company, LLC (“Sagamore”);

and (v) nominal defendant Under Armour (together with the Individual Defendants and Sagamore, “Defendants”; and Defendants, together with Plaintiffs, the “Settling Parties”) have entered into the Stipulation and Agreement of Settlement (the “Stipulation”) dated May 7, 2025, which sets forth the terms and conditions of a proposed settlement (the “Settlement”) that provides for the complete dismissal with prejudice of the Settling Actions, withdrawal of Plaintiffs’ stockholder demands, a bar on further derivative litigation, and the release of the Released Claims on the terms and conditions set forth therein, subject to the approval of this Court;
WHEREAS, the Defendants have denied and continue to deny each and all of the claims and contentions alleged against them by the Plaintiffs in the Settling Actions, including all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Settling Actions. Defendants also have denied and continue to deny, among other things, the allegations that the Plaintiffs, Under Armour, or Current Under Armour Stockholders have suffered damage as a result of actions or inaction of the Company’s Board of Directors. The Individual Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Under Armour and Current Under Armour Stockholders;
WHEREAS, by Order dated , 2025 (the “Notice Order”), this Court: (i) found that the form, content, and manner of dissemination of the notice proposed by the Settling Parties was reasonable, constituted due and sufficient notice to all Persons entitled thereto, and met the requirements of due process and applicable law; (ii) ordered the dissemination of notice as proposed to Current Under Armour Stockholders; (iii) provided any Current Under Armour Stockholder with the opportunity to object to the proposed Settlement and/or Plaintiffs’ application for the Fee and Expense Award and Service Awards; and (iv) scheduled the Settlement Hearing; and

WHEREAS, on , after full briefing, the Court held the Settlement Hearing to consider, among other things, whether Judgment should be entered: (i) finally approving the terms of the Settlement as fair, reasonable, and adequate; (ii) dismissing with prejudice the Settling Actions against Defendants pursuant to the terms of the Stipulation; and (iii) ruling upon Plaintiffs’ application for the Fee and Expense Award and Service Awards.
Reasonable and adequate notice having been given to Current Under Armour Stockholders as required in the Notice Order, and the Court having considered all of the papers filed and proceedings had in this matter and otherwise being fully informed and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.Unless otherwise defined in this Judgment, all capitalized terms used in this Judgment shall have the same meaning as set forth in the Stipulation.
2.The Court has jurisdiction over the subject matter of the Settling Actions, including all matters necessary to effectuate the Settlement, and the Settling Parties have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
3.The Court finds that notice of the Settlement was provided in accordance with the Notice Order. Such notice (i) was reasonably calculated, under the circumstances, to apprise Current Under Armour Stockholders of the pendency of the Settling Actions, of the effect of the proposed Settlement (including the releases to be provided thereunder), of their right to object to the Settlement and/or Plaintiffs’ application for the Fee and Expense Award and Service Awards, and of their right to appear at the Settlement Hearing; (ii) constitutes due, adequate, and sufficient notice to all Persons entitled to receive notice of the proposed Settlement; and (iii) fully satisfies the requirements of due process and applicable law.

4.The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, adequate, and in the best interests of Under Armour and Current Under Armour Stockholders. The Court hereby finally approves the Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.
5.The Consolidated State Derivative Action, all claims contained therein, and all Released Claims (including Unknown Claims) are hereby ordered compromised, settled, released, discharged, and dismissed on the merits and with prejudice by virtue of the proceedings in the Consolidated State Derivative Action and this Judgment. The Settling Parties are each to bear their own costs, except as otherwise provided in the Stipulation and in connection with the Fee and Expense Award and Service Awards approved by the Court.
6.Consistent with the terms of the Stipulation, within five (5) business days from the date this Judgment becomes final and non-appealable, Federal Plaintiff shall cause to be filed in the Federal Appeal a dismissal agreement providing for the dismissal of the Federal Appeal, signed by all parties to the Federal Appeal, in accordance with Rule 42(b)(1) of the Federal Rules of Appellate Procedure, with each Settling Party bearing his, her, or its own fees, costs, and expenses, except as expressly provided in the Stipulation.
7.The terms of the Stipulation and of this Judgment shall be forever binding on the Settling Parties and all Current Under Armour Stockholders, as well as their respective successors and assigns and all Released Persons. Any Current Under Armour Stockholder who has not timely submitted any actual or potential objection to the Settlement in the manner provided in the Long- Form Notice is (i) deemed to have forever waived the right to object to any aspect of the proposed Settlement and the Fee and Expense Award and Service Awards (including any right of appeal or collateral attack); (ii) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement and the Fee and

Expense Award and Service Awards; and (iii) deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement or the Fee and Expense Award and Service Awards.
8.The Court orders that the releases set forth in the Stipulation shall be effective as of the Effective Date. Accordingly, the Court orders that:
a.Upon the Effective Date, the Company, Plaintiffs, each and every other Under Armour stockholder (including their Related Persons) derivatively on behalf of the Company, and the Released Plaintiff Persons shall completely, fully, finally and forever release, relinquish, settle, waive, and discharge each and all of the Released Plaintiffs’ Claims against the Defendants and Released Defendant Persons and shall forever be barred and enjoined from commencing, instituting, prosecuting, or participating in any action or proceeding, in any court, tribunal or forum, asserting Released Plaintiffs’ Claims and any and all claims and causes of action of every nature and description, whether known or unknown (including Unknown Claims), whether arising under state, federal, common, or foreign law, that Plaintiffs asserted in any of the Settling Actions or could have asserted derivatively on behalf of the Company in the Settling Actions or in any other forum that are based on, arise out of, relate to, or involve the allegations, facts, or circumstances set forth in the Settling Actions or the Demands, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, this release will not cover, include, or release Plaintiffs’ right to make claims upon the settlement fund in the Securities Action, subject to and in accordance with all applicable court orders governing or relating to such claims.
b.Upon the Effective Date, each of the Defendants, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors, and assigns, in their capacities as such, shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Defendants’ Claims against the Plaintiffs and Released Plaintiff Persons.
9.Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation, the Settlement, or this Judgment. In addition, nothing in this Judgment is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Maryland law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
10.All Demands are hereby deemed withdrawn.
11.Neither this Judgment, nor the Stipulation (including any exhibits attached thereto), nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered, or used or referred to in any way by any Personas a presumption, a concession, an admission, or evidence of any fault, wrongdoing, or liability of any of the Settling Parties or of the validity of any Released Claims; or (ii) is or may be deemed to be or may be used as a presumption, concession, admission, or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Neither this Judgment, nor the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. This provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever.
12.The Court hereby approves the award of attorneys’ fees and expenses in the amount of $ (the “Fee and Expense Award”), which amount the Court finds to be fair and reasonable and which shall be paid to Plaintiffs’ Counsel as provided in paragraphs 4.1 through 4.5 of the Stipulation, in full satisfaction of any and all claims for attorneys’ fees or expenses that have been, could have been, or could be asserted by Plaintiffs’ Counsel or any other counsel in connection with the Settling Actions. Each Plaintiff is hereby awarded a Service Award in the amount of $ to be paid solely and exclusively from the Fee and Expense Award, which amount the Court finds to be fair and reasonable.
13.No proceedings or court order with respect to the Fee and Expense Amount and/or the Service Awards shall in any way disturb or affect this Judgment (including but not limited to precluding this Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Judgment.
14.Without further approval from the Court, the Settling Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto, to effectuate the Settlement that: (i) are not materially inconsistent with this Judgment; and (ii) do not materially limit the rights of Under Armour or Current Under Armour Stockholders in connection with the Settlement. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.
15.If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (i) all Settling Parties and Released Persons shall be restored to their respective positions in the Settling Actions on the date immediately prior to the execution of the Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) the Fee and Expense Award paid to Plaintiffs’ Counsel shall be refunded and returned in accordance with paragraph 4.2 of the Stipulation; (iv) the Settlement Fund (including any interest earned thereon, but less any taxes paid, due, or owing on any interest earned) shall be promptly refunded and returned, and in all cases within twenty (20) business days of the occurrence of the event causing the cancellation or termination of the Stipulation; and (v) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Settling Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties (except as to those provisions of the Stipulation that, by their express terms, are to remain in force in the event of a termination of the Stipulation) and shall not be used in the Settling Actions or in any other proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of the Stipulation, including but not limited to this Judgment, shall be treated as vacated nunc pro tunc.
16.Without affecting the finality of this Judgment in any way, this Court retains jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, including, without limitation, matters related to the interpretation, construction, or enforcement of the Stipulation.
17.During the course of the litigation in the Settling Actions, including the filing, prosecution, defense, and settlement of the Settling Actions, the Settling Parties and their counsel acted in good faith and complied fully with the requirements of Maryland Rule 1-311, Rule 11 of the Federal Rules of Civil Procedure, and all similar laws relating to the institution, prosecution, defense, or settlement of the Settling Actions.
18.This Judgment is a final, appealable judgment and shall be entered forthwith by the Clerk in accordance with Maryland Rule 2-601.

IT IS SO ORDERED this day of , 2025.

HON. AUDREY J.S. CARRIÓN CHIEF JUDGE OF THE CIRCUIT COURT FOR BALTIMORE CITY